UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:  ☐

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240. 14a-12

ZAI LAB LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

This document shall also serve as a circular to holders of the ordinary shares of Zai Lab Limited for purposes of the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited, or the HK Listing Rules.

4560 Jinke Road

Bldg. 1, Fourth Floor

Pudong, Shanghai, China 201210

(Nasdaq Trading Symbol: ZLAB; HKEx Stock Code: 9688)

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2021 Annual General Meeting of Shareholders of Zai Lab Limited (the “Company” or “us”) will be held:

Time and Date:	8:00 a.m. (Eastern Daylight Time) on Thursday, June 24, 2021 /
8:00 p.m. (China Standard Time) on Thursday, June 24, 2021

Physical Location:	Building 1, 4/F, Denali Room, Jinchuang Plaza, 4560 Jinke Road Shanghai, China 201210.

Virtual Meeting Site:	www.virtualshareholdermeeting.com/ZLAB2021.

The purpose of the meeting is to consider and vote on the following matters:

1.

A special resolution to consider and approve amending and restating the Fourth Amended and Restated Articles of Association of Zai Lab Limited, or the Current Articles, to provide for the annual election of each of the Company’s directors.

2.	A special resolution to consider and approve amending and restating the Current Articles to reflect changes required or recommended by The Stock Exchange of Hong Kong Limited.

3.

A special resolution to consider and approve that, conditional upon the approval of special resolutions 1 and 2, the Current Articles be amended, restated and replaced in their entirety by the Fifth Amended and Restated Articles of Association in the form attached to the proxy statement as Exhibit A.

4.

An ordinary resolution to ratify the selection of Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu as the Company’s independent auditors for the fiscal year ending December 31, 2021.

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

The record date for the Annual Meeting is April 27, 2021. Only shareholders of record as of close of business (China Standard Time) on April 27, 2021 are entitled to receive notice of, and to attend and to vote at the Annual Meeting or any adjournment thereof.

Your vote is important to us. Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares as soon as possible. The manner in which you hold your shares will dictate how you can vote:

Shareholders

•	If you are a shareholder of record of our ordinary shares registered on our Hong Kong register or Cayman Islands register as of the record date, you may vote your shares by submitting your proxy through www.proxyvote.com no later than 11:59 p.m. (Eastern Daylight Time) on June 21, 2021, or if you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 18, 2021, to be voted at the Annual Meeting.

•

If you are a beneficial owner of ordinary shares registered on the record date in the name of a brokerage firm, bank or other financial institution, you should have received information containing voting instructions from that organization rather than from us. Simply follow the voting instructions to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a legal proxy or broker’s proxy card from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

ADS Holders

•

If you are a holder of record of our American Depositary Share(s), or ADS(s), each representing one of our ordinary shares, as of the close of business (Eastern Daylight Time) on April 27, 2021 who wishes to exercise your voting rights for the underlying ordinary shares, you must act through Citibank, N.A., the depositary of the ADSs.

•

If you are a beneficial owner of ADSs registered as of the close of business (Eastern Daylight Time) on April 27, 2021 in the name of a brokerage firm, bank or other financial institution, you should have received information containing voting instructions from that organization rather than from Citibank, N.A. Simply follow the voting instructions to ensure that your vote is counted.

By Order of the Board of Directors,

[insert signature]

Samantha (Ying) Du

Director, Chairwoman of the Board of Directors and Chief Executive Officer

April [30], 2021

ZAI LAB LIMITED

PROXY STATEMENT FOR

2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING		1

MATTERS REQUIRING SHAREHOLDER ACTION		9

PROPOSAL 1	AS A SPECIAL RESOLUTION, APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE CURRENT ARTICLES TO PROVIDE FOR ANNUAL ELECTION OF DIRECTORS	9

PROPOSAL 2	AS A SPECIAL RESOLUTION, APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE CURRENT ARTICLES TO REFLECT CHANGES REQUIRED OR RECOMMENDED BY THE STOCK EXCHANGE OF HONG KONG LIMITED	10

PROPOSAL 3	AS A SPECIAL RESOLUTION, ADOPTION OF THE FIFTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION	13

PROPOSAL 4	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	14

TRANSACTION OF OTHER BUSINESS		17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		18

GOVERNANCE OF THE COMPANY		20

EXECUTIVE OFFICERS		30

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS		32

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION		34

AUDIT COMMITTEE REPORT		34

EXECUTIVE COMPENSATION		36

COMPENSATION COMMITTEE REPORT		47

COMPENSATION TABLES		48

DIRECTOR COMPENSATION		52

ADDITIONAL INFORMATION		53

DELIVERY OF PROXY MATERIALS		53

-i-

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

ZAI LAB LIMITED

4560 Jinke Road

Bldg. 1, Fourth Floor

Pudong, Shanghai, China 201210

PROXY STATEMENT

FOR THE 2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 24, 2021

This Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 of Zai Lab Limited, or the Company or us, are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your 16-digit control number included on your Notice of Internet Availability of Proxy Materials.

You may also obtain a printed copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our annual report prepared according to the HK Listing Rules, or the HK Annual Report, including audited consolidated financial statements, free of charge by sending a written request to: Zai Lab Limited at Building 1, 4/F, Jinchuang Plaza, 4560 Jinke Road, Pudong, Shanghai, China 201210, Attention Corporate Secretary. Exhibits to our Annual Report on Form 10-K will be provided upon written request and payment of an appropriate processing fee. Copies of our Annual Report on Form 10-K and this Proxy Statement are also available online through the U.S. Securities and Exchange Commission, or the SEC, at www.sec.gov, The Stock Exchange of Hong Kong Limited, or the HKEx, at www.hkexnews.hk and on our website at https://www.zailaboratory.com/ under “Investors (Nasdaq)” and “Investors (HKEX).” Copies of our HK Annual Report are also available online through the HKEx at www.hkexnews.hk and on our website at https://www.zailaboratory.com/ under “Investors (HKEX).”

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because our Board of Directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or ask to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. We intend to mail the Notice on or about April 30, 2021 to all shareholders of record entitled to vote at the Annual Meeting.

We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help lower the costs of delivery and reduce the Company’s environmental impact.

Will I receive any other proxy materials by mail?

We may send you a proxy card or a second notice on or after May 10, 2021. Holders of record of our American Depositary Share(s), or ADS(s), as of the close of business (Eastern Daylight Time) on April 27, 2021, or the ADS record date, will receive ADS voting instructions from Citibank, N.A., or Citibank, the depositary of the ADSs.

Why am I receiving these materials?

You received these materials because our Board of Directors is soliciting your proxy to vote your shares at its 2021 Annual General Meeting of Shareholders, or the Annual Meeting. As a shareholder of record as of close of business (China Standard Time) on April 27, 2021, you are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this proxy statement. Holders of our ADS(s) will not be entitled to attend the Annual Meeting and cannot vote their ADSs directly. Holders of our ADSs as of the ADS record date may exercise the voting rights with respect to the underlying ordinary shares in accordance with the provisions of the deposit agreement among the Company, Citibank and the holders and beneficial owners of ADSs, or the deposit agreement.

What does it mean if I receive more than one notice regarding the Internet availability of proxy materials or more than one set of printed proxy materials?

If you hold your shares in more than one account, you may receive a separate Notice of Internet Availability of Proxy Materials or a separate set of printed proxy materials, including a separate proxy card or voting instruction form, for each account. To ensure that all your shares are voted, please vote by Internet or by signing, dating and returning a proxy card or voting instruction form for each account.

Why is the Annual Meeting a hybrid meeting this year?

Due to the ongoing public health impact of the COVID-19 pandemic and to support the health and well-being of our directors, employees and shareholders, this year we are relying on the latest technology to host a “hybrid” Annual Meeting. We believe that embracing the latest technology provides expanded access, improved communication and cost savings for our shareholders. Combined with allowing traditional in-person attendance, we believe this strikes the right balance between leveraging technology and maintaining the ability for our directors, employees and shareholders to interact in person.

How do I attend the Annual Meeting?

You may attend the Annual Meeting if you are shareholder of record of our ordinary shares physically at Building 1, 4/F, Denali Room, Jinchuang Plaza, 4560 Jinke Road Shanghai, China 201210, or virtually by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/ZLAB2021. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shareholders are encouraged to log in to this website and pre-register for the Annual Meeting before the start time of the meeting. Online check-in will begin 15 minutes prior to the start of the meeting, and you should allow ample time for the online check-in procedures. If you choose to attend the Annual Meeting virtually, there will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page. Holders of ADSs will not be entitled to attend or vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only shareholders of record of our ordinary shares as of close of business (China Standard Time) on April 27, 2021 are entitled to vote at the Annual Meeting. As of close of business (China Standard Time) on April 27, 2021, we had outstanding [●] ordinary shares, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Of these shares, approximately [●] of the [●] outstanding ordinary shares were held in the name of Citibank, as depositary for the ADSs, each representing one ordinary share of our Company. Each shareholder of record is entitled to one vote for each ordinary share held by such shareholder. Holders of our ADS(s) cannot vote their ADSs directly. Instead, holders of our ADSs may exercise the voting rights with respect to the underlying ordinary shares in accordance with the provisions of the deposit agreement.

How do I submit questions at the Annual Meeting?

Shareholders who wish to raise questions at the Annual Meeting must submit their questions prior to the meeting. To submit questions in advance of the Annual Meeting, go to www.proxyvote.com before 11:59 p.m. on June 15, 2021 and enter the 16-digit control number included on your Notice.

What am I voting on?

There are four matters scheduled for a vote:

1.

A special resolution to consider and approve amending and restating the Fourth Amended and Restated Articles of Association of Zai Lab Limited, or the Current Articles, to provide for the annual election of each of the Company’s directors.

2.	A special resolution to consider and approve amending and restating the Current Articles to reflect changes required or recommended by The Stock Exchange of Hong Kong Limited.

3.

A special resolution to consider and approve that, conditional upon the approval of special resolutions 1 and 2, the Current Articles be amended, restated and replaced in their entirety by the Fifth Amended and Restated Articles of Association in the form attached hereto as Exhibit A.

4.

An ordinary resolution to ratify the selection of Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu as the Company’s independent auditors for the fiscal year ending December 31, 2021.

What if another matter is properly brought before the meeting?

Our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How does the Board of Directors recommend that I vote?

Our Board of Directors unanimously recommends that you vote:

1.	FOR the special resolution to consider and approve amending and restating the Current Articles to provide for the annual election of each of the Company’s directors.

2.	FOR the special resolution to consider and approve amending and restating the Current Articles to reflect changes required or recommended by The Stock Exchange of Hong Kong Limited.

3.

FOR the special resolution to approve that, conditional upon the approval of special resolutions 1 and 2, the Current Articles be amended, restated and replaced in their entirety by the Fifth Amended and Restated Articles of Association in the form attached hereto as Exhibit A.

4.

FOR the ordinary resolution to ratify the selection of Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu as the Company’s independent auditors for the fiscal year ending December 31, 2021.

Why aren’t we voting for the election of directors at the Annual Meeting?

Cayman law does not require annual election of directors, and the Current Articles provide that each member of our Board of Directors holds office until the expiration of his or her term and until his or her successor shall have been elected and qualified. Our Board of Directors has considered the advantages and disadvantages of providing for annual election of directors and has concluded that annual election is in the Company’s best interests and the best interests of its shareholders. Accordingly, Proposal 1 at this Annual Meeting is a special resolution for the

Company’s shareholders to consider and approve amending and restating the Current Articles to provide for the annual election of each of the Company’s directors. If approved, Proposal 1 will permit the Company’s shareholders to vote on the election of all directors every year for one-year terms beginning with the next annual meeting to be held in 2022.

How do I vote?

Shareholders of Record

If you are a shareholder of record of our ordinary shares registered on our Hong Kong register or Cayman Islands register as of the record date, you may vote at the Annual Meeting, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote even if you have already voted by proxy.

•

To vote using a proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. Proxy cards submitted by mail must be received no later than June 18, 2021, to be voted at the Annual Meeting.

•

To vote through the Internet, go to www.proxyvote.com to complete an electronic voting instruction form. You will be asked to provide the 16-digit control number included on your Notice. Your Internet vote must be received by 11:59 p.m. (Eastern Daylight Time) on June 21, 2021 to be counted.

•

To vote while virtually attending the Annual Meeting, attend the meeting by visiting www.virtualshareholdermeeting.com/ZLAB2021. You will be asked to provide the 16-digit control number included on your Notice.

•	To vote while physically attending the Annual Meeting, attend the meeting by going to Building 1, 4/F, Denali Room, Jinchuang Plaza, 4560 Jinke Road Shanghai, China 201210.

Beneficial Owners

If you are a beneficial owner of ordinary shares registered on the record date in the name of a brokerage firm, bank or other financial institution, you should have received information containing voting instructions from that organization rather than from us. Simply follow the voting instructions to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a legal proxy or broker’s proxy card from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

Holders of Record of ADSs

Holders of record of our ADSs as of the ADS record date who wish to exercise their voting rights for the underlying ordinary shares must act through Citibank. The deposit agreement permits registered holders of ADSs as of the ADS record date to instruct Citibank to exercise the voting rights for the ordinary shares represented by ADSs. Citibank has agreed that it will endeavor, insofar as practicable and permitted under applicable law and the provisions of the Deposit Agreement, to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions as follows:

•

In the event of voting by a show of hands, Citibank will vote (or cause the custodian to vote) all ordinary shares held on deposit at that time in accordance with the voting instructions received from a majority of holders who provide timely voting instructions.

•	In the event of voting by poll, Citibank will vote (or cause the Custodian to vote) the ordinary shares held on deposit in accordance with the voting instructions received from the holders.

In the event of voting by poll, holders of record of ADSs in respect of which no timely voting instructions have been received shall be deemed to have instructed Citibank to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders’ ADSs; provided that no such instructions shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which we inform Citibank that we do not wish such proxy to be given; provided, further, that no such discretionary proxy shall be given (x) with respect to any matter as to which we inform Citibank that (i) there exists substantial opposition, or (ii) the rights of holders or the shareholders of the Company will be materially adversely affected, and (y) in the event that the vote is by a show of hands.

Instructions from the ADS holders must be sent to Citibank so that the instructions are received by no later than 10:00 a.m. (Eastern Daylight Time) on June 11, 2021.

Beneficial Owners of ADSs

If you are a beneficial owner of ADSs registered on the ADS record date in the name of a brokerage firm, bank or other financial institution, you should have received information containing voting instructions from that organization rather than from Citibank. Simply follow the voting instructions to ensure that your vote is counted.

Conversion of ADSs

If a holder of ADSs cancels his, her or its ADSs in exchange for ordinary shares on or prior to the ADS record date, such holder of ADSs will not be able to instruct Citibank, as depositary of the ADSs, as to how to vote the ordinary shares represented by the canceled ADSs as described above. Holders of ADSs who wish to cancel their ADSs in exchange for ordinary shares for the purpose of voting the ordinary shares directly will need to make arrangements to deliver their ADSs to Citibank, as depositary of the ADSs, for cancellation with sufficient time to allow for the completion of the delivery and, if applicable, the re-registration of the ordinary shares on our Hong Kong register prior to the record date, together with (a) delivery instructions for the corresponding ordinary shares (including, if applicable the name and address of person(s) who will be the registered holder of such ordinary shares) and (b) payment of the ADS depositary fees associated with such ADS cancellation ($0.05 per ADS to be cancelled) and any applicable taxes. If ADSs are held in a brokerage firm, bank or other financial institution, please contact the broker, bank or other financial institution to find out what actions need to be taken to instruct the broker, bank or other financial institution to present the ADSs for cancellation. Please be aware that there are no guarantees of timely delivery or re-registration of ordinary shares prior to the record date due to the time differences between Eastern Daylight Time and China Standard Time, and the time required to process the ADS cancellations, the delivery of our ordinary shares and, if applicable, the re-registration of our ordinary shares on the Hong Kong register.

What are “broker non-votes”?

A “broker non-vote” occurs when a brokerage firm, bank or other financial institution holding shares for a beneficial owner of ordinary shares does not vote the shares on a proposal because the brokerage firm, bank or other financial institution does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokerage firms, banks and other nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to routine matters. Although the determination of whether a brokerage firm, bank or other financial institution will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that the special resolution to consider and approve amending and restating the Current Articles to provide for the annual election of each of the Company’s directors (Proposal 1), the special resolution to consider and approve amending and restating the Current Articles to reflect changes required or recommended by The Stock Exchange of Hong Kong Limited (Proposal 2) and the special resolution to consider and approve that, conditional upon the approval of special Proposals 1 and 2, the Current Articles be amended, restated and replaced in their entirety by the Fifth Amended and Restated Articles of Association in the

form attached hereto as Exhibit A (Proposal 3) will be non-routine matters and the ordinary resolution to ratify the selection of Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu as the Company’s independent registered public accounting firms for the fiscal year ending December 31, 2021 (Proposal 4) will be a routine matter. Accordingly, if your shares are held by a brokerage firm, bank or other financial institution on your behalf and you do not instruct the brokerage firm, bank or other financial institution as to how to vote your shares, your brokerage firm, bank or other financial institution will be entitled to exercise discretion to vote your shares only on Proposal 4, but your brokerage firm, bank or other financial institution may not exercise discretion to vote on the other proposals. Discretionary proxies with respect to our ordinary shares underlying our ADSs will be processed by Citibank in accordance with the provisions of the deposit agreement.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting. Consistent with the laws of the Cayman Islands, abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the special resolution to consider and approve amending and restating the Current Articles to provide for the annual election of each of the Company’s directors (Proposal 1), “FOR” the special resolution to consider and approve amending and restating the Current Articles to reflect changes required or recommended by The Stock Exchange of Hong Kong Limited (Proposal 2), “FOR” the special resolution to consider and approve that, conditional upon the approval of special Proposals 1 and 2, the Current Articles be amended, restated and replaced in their entirety by the Fifth Amended and Restated Articles of Association in the form attached hereto as Exhibit A (Proposal 3) and “FOR” the ratification of the selection of Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu as the Company’s independent registered public accounting firms for the fiscal year ending December 31, 2021 (Proposal 4). Our shareholders have no rights under the Cayman Companies Law or under our articles to exercise dissenters’ or appraisal rights with respect to the proposals being voted on.

Can I revoke or change my vote after I submit my proxy?

If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy through the Internet.

•

You may send a timely written notice that you are revoking your proxy to Zai Lab Limited, Building 1, 4/F, Jinchuang Plaza, 4560 Jinke Road, Pudong, Shanghai, China 201210, Attention: Corporate Secretary.

•	You may attend the Annual Meeting and vote electronically. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or Internet proxy is the one that is counted.

Will my shares be counted if I do not vote?

If you are the shareholder of record and you do not vote before the Annual Meeting by proxy card, or via the Internet, or during the Annual Meeting virtually via the Internet, your shares will not be voted at the Annual Meeting.

What if I return my proxy card but do not provide voting instructions?

Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our Board of Directors set forth above.

What is the quorum requirement?

Pursuant to the Current Articles, the quorum required for a general meeting of shareholders consists of one or more shareholders holding not less than an aggregate of one-third of all voting share capital of the Company in issue who are present in person, virtually or by proxy, and entitled to vote. As of close of business (China Standard Time) on April 27, 2021, there were [●] shares outstanding and entitled to vote. Thus, the holders of [●] shares must be present or represented by proxy at the Annual Meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote electronically at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How many votes are needed to approve each proposal?

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person, virtually or by proxy at a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person, virtually or by proxy at a general meeting. Proposals 1, 2 and 3 of this Proxy Statement are special resolutions. Proposal 4 of this Proxy Statement is an ordinary resolution. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the results of this vote.

Who is paying the expenses of solicitation?

We are making this solicitation and will pay the entire cost of preparing and distributing the proxy materials and soliciting votes. If you choose to access the proxy materials over the Internet, you are responsible for any Internet access charges that you may incur. Our officers, directors and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, emails or otherwise. Proxies may be solicited by telephone, email, facsimile, personal solicitation or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.

When are shareholder proposals and director nominations due for next year’s annual meeting?

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with a right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Current Articles allow our shareholders holding in aggregate not less than one-third of the share capital of the Company and entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our Board of Directors may duly convene an extraordinary general meeting and submit the resolutions put forward to a vote at such meeting. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings and the Current Articles do not require shareholders’ annual general meetings.

Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual general meeting of shareholders by submitting their proposals in writing to us in a timely manner. In order to be considered for inclusion in the proxy statement for the 2022 annual general meeting of shareholders, shareholder proposals (including a director nomination) must be received at our principal executive offices no later than December 31, 2021, and must otherwise comply with the requirements of Rule 14a-8 of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. Any shareholder proposal for the annual general meeting of shareholders in 2022 which is submitted outside the processes of Rule 14a-8 (including a director nomination) shall be considered untimely unless received by the Company in writing no later than March 15, 2022. If the date of the annual general meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC and announced in Hong Kong via the website of Hong Kong Exchange and Clearing Limited (www.hkexnews.hk). A copy of all notices of proposals by shareholders should be sent to Chief Legal Officer & Corporate Secretary, Zai Lab Limited, Building 1, 4/F Jinchuang Plaza, 4560 Jinke Road, Pudong, Shanghai, China 201210.

When will the Company announce the voting results?

Results of the Annual Meeting will be posted on the website of the Company (https://www.zailaboratory.com/) and on the website of HKEx (www.hkexnews.hk) following the conclusion of the Annual Meeting and on the website of the SEC (www.sec.gov) in a Current Report on Form 8-K filed by us within four business days of the conclusion of the Annual Meeting.

All references to “Zai Lab,” the “Company,” “we,” “us” or “our” in this Proxy Statement mean Zai Lab Limited.

MATTERS REQUIRING SHAREHOLDER ACTION

PROPOSAL 1

AS A SPECIAL RESOLUTION, APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE CURRENT ARTICLES TO PROVIDE FOR ANNUAL ELECTION OF DIRECTORS

Description of the Proposal

The Board of Directors approved, adopted and declared advisable amending and restating the Current Articles to provide for the annual election of directors.

Purpose of Proposed Amendment

The Board of Directors approved, adopted and declared advisable the amendment and restatement of the Current Articles to provide for the annual election of directors. The Board of Directors regularly reviews the Company’s corporate governance practices. After careful consideration, the Board of Directors determined that it would be in the Company’s best interests and the best interests of the Company’s shareholders to allow the shareholders to vote on the election of the entire Board of Directors each year. If this Proposal 1 is approved by the shareholders, the Current Articles will be amended and restated in their entirety to provide for the annual election of directors.

Cayman law does not require the annual election of directors and the Current Articles provide that each director holds office until the expiration of his or her term and until his or her successor shall have been elected and qualified. A Director may also be removed from office by ordinary resolution or by the Board at any time before the expiration of his or her term. The Board of Directors has considered the advantages and disadvantages of providing for the annual election of directors and has concluded that annual election is in the best interests of the Company and its shareholders. Although Cayman law does not require the annual election of directors, the Board of Directors believes that the election of directors is a primary means for shareholders to influence corporate governance policies and increase the Board of Directors’ and management’s accountability to shareholders. The annual election of directors will provide the Company’s shareholders with the opportunity to register their views on the performance of the entire Board of Directors each year.

If approved, this Proposal 1 will permit the Company’s shareholders to vote on the election of all directors every year for one-year terms beginning with the next annual meeting. If the Company’s shareholders do not approve this Proposal 1, each of the Company’s directors will continue to remain as a director until the expiration of his or her term and until his or her successor shall have been elected and qualified, or until removed from office in accordance with the Current Articles. Even if Proposal 1 is not approved and even though the Current Articles provide that directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal, the Company currently plans to hold an election of its directors at its next annual meeting.

Vote Required

This proposal requires the affirmative vote of two-thirds of the votes cast by the shareholders entitled to vote who are present in person, virtually or by proxy at the Annual Meeting. Abstentions and broker non-votes will have no effect on this vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF THE CURRENT ARTICLES TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS.

PROPOSAL 2

AS A SPECIAL RESOLUTION, APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE CURRENT ARTICLES TO REFLECT CHANGES REQUIRED OR RECOMMENDED BY THE STOCK EXCHANGE OF HONG KONG LIMITED

Description of the Proposal

The Board of Directors approved, adopted and declared advisable amending and restating the Current Articles to reflect changes required or recommended by the HKEx as further set forth below.

Purpose of Proposed Amendment

The Board of Directors approved, adopted and declared advisable the amendment and restatement of the Current Articles to reflect changes required or recommended by the HKEx, as follows:

1.	HK Listing Rules: The Current Articles contemplate the listing of the Company’s ordinary shares or ADSs on the Nasdaq Stock Market.

If this Proposal 2 is approved, the Current Articles will be amended and restated to reflect the Company’s secondary listing of its shares on the HKEx. The defined term “Designated Stock Exchange” will be amended and restated to mean “the Global Market of The Nasdaq Stock Market, The New York Stock Exchange, the HKEx or any other internationally recognized stock exchange where the Company’s securities are traded.” The Current Articles will also be amended and restated to include references to the Rules Governing the Listing of Securities on the HKEx, or the HK Listing Rules.

2.

Transfer of Shares: Article 13 of the Current Articles provide that shares of the Company are transferable subject to the approval of the Board of Directors or the written consent of a Director authorized by the Board of Directors in writing to approve share transfers.

If this Proposal 2 is approved, Article 13 of the Current Articles will be amended and restated to exclude shares that are listed on a Designated Stock Exchange (as defined therein) and to provide that transfers of shares that are listed on the HKEx may be effected by any method of transferring or dealing in securities permitted by HK Listing Rules.

Because shares listed on a Designated Stock Exchange are subject to the listing rules of such Designated Stock Exchange, this amendment and restatement will harmonize the Company’s share transfer rules with the listing rules of the relevant Designated Stock Exchange, namely, in this case, the HKEx.

3.

Company Purchase of Own Shares: Article 17 of the Current Articles provide that, subject to the provisions of the relevant laws and regulations and the Current Articles, the Company may purchase its own shares (including any redeemable shares) provided that the Company’s shareholders shall have approved the manner of purchase by ordinary resolution or the manner of purchase is in accordance with Articles 19 and 20 of the Current Articles.

If this Proposal 2 is approved, Article 17 of the Current Articles will be amended and restated to provide that, subject to the provisions of the relevant laws and regulations and the Current Articles, the Company may purchase its own shares (including any redeemable shares) provided that the manner of purchase may also be approved by the Board of Directors, in lieu of approval by ordinary resolution. This proposed amendment is made in compliance with HK Listing Rule 10.06, which provides that the Board of Directors can repurchase shares of an HKEx issuer after a general approval is given by the shareholders of the Company at an annual general meeting to repurchase the Company’s shares (not exceeding 10% of the total number of issued share capital of the Company as of the date of approval).

4.

Variation or Abrogation of Rights: Article 22 of the Current Articles provide that, if at any time the share capital of the Company is divided into different classes or series of shares, the rights attaching to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, subject to the Current Articles, be varied or abrogated with the consent in writing of the holders of a majority of the issued shares of that class or series or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class or series.

If this Proposal 2 is approved, this approval threshold will be amended and restated from “a majority” to “two-thirds.” This proposed amendment is made in compliance with HK Listing Rule 19C.07(1), which provides that a super-majority vote of an HKEx issuer’s members in a general meeting is required to approve changes to the rights attached to any class of shares of the issuer.

5.

Annual General Meeting: Article 55 of the Current Articles provide that the Company may hold an annual meeting and that such annual general meeting shall be held at such time and place as the Board of Directors shall determine.

If this Proposal 2 is approved, Article 55 of the Current Articles will be amended and restated to provide that the Company shall hold an annual general meeting every year and that not more than 15 months should elapse between the date of one annual general meeting of the Company and the next. This proposed amendment is made in compliance with HK Listing Rule 19C.07(4), which provides that an HKEx issuer must hold a general meeting each year and that generally not more than 15 months should elapse between the date of one annual general meeting and the next.

6.

Minimum Shareholder Threshold for Extraordinary General Meetings: Article 56 of the Current Articles provide holders of one-third of the Company’s share capital may requisition a general meeting and Article 59 of the Current Articles provide that quorum shall require holders of not less than an aggregate of one-third of all voting share capital of the Company in issue present in person or by proxy and entitled to vote.

If this Proposal 2 is approved, this threshold will be lowered to one-tenth such that holders of one-tenth of the Company’s share capital may requisition a general meeting and holders of one-tenth of the Company’s share capital shall meet quorum. This proposed amendment is made in compliance with HK Listing Rule 19C.07(7), which provides that the minimum stake required for shareholders to be able to convene an extraordinary general meeting and add resolutions to a meeting agenda must not be higher than 10% of the voting rights of the share capital of an HKEx issuer.

7.

Notice of General Meetings: Section 58 of the Current Articles require seven calendar days’ notice for any general meeting. If this Proposal 2 is approved, the required notice period will be increased to 14 calendar days. This proposed amendment is made in compliance with undertakings given by the Company to the HKEx in connection with the Company’s secondary listing on the HKEx in 2020.

8.

Polls at General Meetings: Article 65 of the Current Articles provide that a resolution put to the vote at a general meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by one or more shareholders present in person or by proxy entitled to vote and who together hold not less than 10 percent of the paid-up voting share capital of the Company.

If this Proposal 2 is approved, this provision will be amended to permit any shareholder present in person or by proxy entitled to vote to demand a poll regardless of such shareholder’s percent holdings in the Company.

9.

Abstention from Voting per HK Listing Rules: If this Proposal 2 is approved, the Current Articles will be amended to provide that where any shareholder is, under the HK Listing Rules, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such shareholder in contravention of such requirement or restriction, shall not be counted.

Vote Required

This proposal requires the affirmative vote of two-thirds of the votes cast by the shareholders entitled to vote who are present in person, virtually or by proxy at the Annual Meeting. Abstentions and broker non-votes will have no effect on this vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF THE CURRENT ARTICLES TO REFLECT CHANGES REQUIRED OR RECOMMENDED BY THE HKEx AS SET FORTH ABOVE.

PROPOSAL 3

AS A SPECIAL RESOLUTION, ADOPTION OF THE FIFTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

Description of the Proposal

The Board of Directors approved, adopted and declared advisable amending and restating the Current Articles in their entirety, and replacing them with the Fifth Amended and Restated Articles of Association in the form attached hereto as Exhibit A, conditioned upon the approval by the shareholders of Proposal 1 and Proposal 2. If both Proposal 1 and Proposal 2 are approved by the Company’s shareholders, then Proposal 3 will be proposed to the shareholders for their approval.

Purpose of Proposed Amendment

The Board of Directors approved, adopted and declared advisable, conditioned upon the approval by the shareholders of Proposal 1 and Proposal 2, the adoption of the Fifth Amended and Restated Articles of Association in the form attached as Exhibit A to implement the amendments in Proposal 1 and Proposal 2.

Vote Required

This proposal requires the affirmative vote of two-thirds of the votes cast by the shareholders entitled to vote who are present in person, virtually or by proxy at the Annual Meeting. Abstentions and broker non-votes will have no effect on this vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” AMENDING AND RESTATING THE CURRENT ARTICLES IN THEIR ENTIRETY, AND REPLACING THEM WITH THE FIFTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION IN THE FORM ATTACHED HERETO AS EXHIBIT A.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Description of the Proposal

The Audit Committee of the Board of Directors, or our Audit Committee, is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements. Our Audit Committee has selected Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm in China, and Deloitte Touche Tohmatsu, an independent registered public accounting firm in Hong Kong, as our independent registered public accounting firms for the fiscal year ending December 31, 2021. Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu have served as our independent registered public accounting firms since 2017 and 2020, respectively. Our Audit Committee believes at this time that the continued retention of Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu to serve as our independent registered public accounting firms is in the best interest of the Company and its shareholders.

Upon recommendation of the Audit Committee, the Board of Directors has appointed Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm in China, and Deloitte Touche Tohmatsu, an independent registered public accounting firm in Hong Kong, as the Company’s independent registered public accounting firms for the fiscal year ending December 31, 2021. Deloitte Touche Tohmatsu Certified Public Accountants LLP is responsible for auditing our annual consolidated financial statements filed with the SEC and internal control over financial reporting in accordance with the Exchange Act, and Deloitte Touche Tohmatsu is responsible for auditing our annual financial statements filed with the HKEx in accordance with the HK Listing Rules. Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu are the member firms of Deloitte Touche Tohmatsu Limited.

Although shareholder approval of our Audit Committee and Board of Directors’ selection of Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu is not required, our Board of Directors believes that it is a matter of good corporate practice to solicit shareholder ratification of this selection. The Board of Directors recommends that shareholders vote for approval and ratification of this appointment. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its appointment. Even if the selection is ratified, our Audit Committee has the ability to change the engagement of Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu if it considers that a change is in the Company’s best interest.

Deloitte Touche Tohmatsu Certified Public Accountants LLP has audited our financial statements filed with the SEC for the fiscal years ended December 31, 2020, 2019 and 2018 and internal control over financial reporting for the fiscal years ended December 31, 2020 and 2019. Deloitte Touche Tohmatsu was engaged in 2020 to audit our annual financial statements filed with the HKEx in accordance with the HK Listing Rules, following our secondary listing on HKEx. We expect representatives of Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu to be available at the Annual Meeting in person or virtually and available to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Auditors’ Fees

The following table summarizes the fees of Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu, our registered independent public accounting firms, billed to the Company for each of the last two fiscal years (in thousands of U.S. Dollars).

	2020			2019
Fee Category	Deloitte Touche Tohmatsu Certified Public Accountants LLP	Deloitte Touche Tohmatsu	Total	Deloitte Touche Tohmatsu Certified Public Accountants LLP	Deloitte Touche Tohmatsu	Total
Audit Fees(1)	$1,056	$420	$1,476	$1,026	—	$1,026
Audit-related Fees(2)	—	—	—	—	—	—
Tax Fees(3)	$1	—	$1	$36	—	$36
All Other Fees(4)	$100	—	$100	—	—	—
Total Fees	$1,157	$420	$1,577	$1,062	—	$1,062

(1)

Audit fees consist of fees for the audit of our consolidated financial statements, reviews of our interim financial statements and the audit of the effectiveness of our internal control over financial reporting. Audit fees also include related services that are normally provided in connection with registration statements and securities offerings on Nasdaq in 2020 and 2019 and our Hong Kong listing in 2020, and other statutory and regulatory filings.

(2)

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” No such fees were billed during either fiscal year 2020 or 2019.

(3)	Tax fees consist of fees incurred for tax advisory services.
(4)	All other fees consist of fees incurred for Hong Kong listing-related internal control compliance check service fees and other products and services other than the services described above.

Pre-approval Policies

The Board of Directors has adopted policies and procedures for the pre-approval of audit and non-audit services by the Audit Committee for the purpose of maintaining the independence of our independent auditors. The Audit Committee pre-approves all auditing services, internal control-related services and permitted non-audit services to be performed for the Company by its independent auditor. Consistent with any applicable SEC rules on auditor independence, the Audit Committee annually may establish ceilings on the level of fees and costs of generally pre-approved and sufficiently defined services that may be performed without seeking additional approval from the Committee. The Committee may delegate pre-approval authority to one or more of its members. The member (or members) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Committee at its next regularly scheduled meeting.

The Audit Committee has considered the non-audit services provided by Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu as described above and believes that they are compatible with maintaining the firms’ independence as our external auditors. In accordance with Regulation S-X, Rule 2-01, paragraph (c)(7)(i), no fees for services in 2020, 2019 and 2018 were approved pursuant to any waivers of the pre-approval requirement.

Vote Required and Board of Directors’ Recommendation

Approval of Proposal 4 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person, virtually or by proxy at the Annual Meeting. Broker non-votes and abstentions with respect to Proposal 4 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote. We expect that there will be no broker non-votes on this proposal due to the discretionary authority granted to brokerage firms, banks and other financial institutions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE TOUCHE TOHMATSU CERTIFIED PUBLIC ACCOUNTANTS LLP AND DELOITTE TOUCHE TOHMATSU AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

TRANSACTION OF OTHER BUSINESS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting as of the date of this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the person(s) named in the accompanying proxy intend to vote on such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The below table sets forth certain information known to us regarding beneficial ownership of our share capital as of April 1, 2021 by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership set forth below is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities, except as otherwise provided. The beneficial ownership rules of the SEC differ from those of the SFO and the HK Listing Rules. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all securities shown as beneficially owned by them.

The applicable percentage ownership below is based on 89,192,343 ordinary shares outstanding as of April 1, 2021. Any options to purchase ordinary shares that are exercisable and restricted share units, or RSUs, that will vest within 60 days of April 1, 2021 are deemed to be beneficially owned by the persons holding these options and RSUs for the purpose of computing the percentage ownership of such persons, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

Name of Beneficial Owner(1)	No. of Ordinary Shares	Percent(2)
Named Executive Officers and Directors:
Samantha (Ying) Du(3)	6,079,490	6.6%
Tao Fu(4)	495,000	*
Alan Bart Sandler	—	—
F. Ty Edmondson	—	—
Billy Cho(5)	276,000	*
Peter Wirth	338,852	*
John Diekman	56,352	*
Nisa Leung	—	*
Kai-Xian Chen	24,662	*
William Lis	22,927	*
Leon O. Moulder, Jr.	13,852	*
All Executive Officers and Directors as a Group	7,199,635	7.8%
Beneficial Owners of 5% or More of our Ordinary Shares:
Capital World Investors(6)	10,313,492	11.6%
QM 11 Limited(7)	9,072,932	10.2%
FMR LLC(8)	8,117,324	9.2%

(1)	The business address of all directors and officers is 4560 Jinke Road, Bldg. 1, 4F, Pudong, Shanghai, China 201210.
(2)	Beneficial ownership representing less than 1% is denoted with an asterisk (*).
(3)

Includes 3,277,952 ordinary shares issuable upon exercise of vested options and options exercisable within 60 days of April 1, 2021 and 1,792,885 ordinary shares held by certain holders of ordinary shares, including the Company’s management and their affiliates. Although Dr. Du does not have any pecuniary interest in these 1,792,885 ordinary shares, these shareholders have granted Dr. Du the right to vote their shares and, therefore, she may be deemed to be the beneficial owner of the ordinary shares held by these shareholders.

(4)	Includes 180,000 ordinary shares issuable upon exercise of vested options and options exercisable within 60 days of April 1, 2021 and 107,500 shares held by Mr. Fu’s spouse.
(5)	Includes 216,000 ordinary shares issuable upon exercise of vested options and options exercisable within 60 days of April 1, 2021.
(6)

Based on information provided in a Schedule 13G/A filed on February 16, 2021. Capital World Investors (“CWI”) is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl and Capital International K.K. (together with CRMC, the “investment management entities”). CWI’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital World Investors.” The address for Capital World Investors is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(7)	Based on information provided in a Schedule 13G/A filed on February 14, 2020. The address for QM 11 Limited is Units 4206-06 Gloucester Tower, The Landmark, Central, Hong Kong.
(8)

Based on information provided in a Schedule 13G/A filed on February 8, 2021. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly-owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02110.

GOVERNANCE OF THE COMPANY

Composition of the Board of Directors

The following table sets forth the name, age and position of each of our directors as of April 1, 2021:

Name	Age	Position(s)	Director Since
Samantha (Ying) Du	56	Founder, Chief Executive Officer, Chairwoman of the Board of Directors	2014
Tao Fu	49	President and Chief Operating Officer and Director	2017
Kaixian Chen	75	Director	2018
John D. Diekman	78	Director	2017
Nisa Leung	50	Director	2014
William Lis	56	Director	2018
Leon O. Moulder Jr.	63	Director	2020
Peter Wirth	70	Director	2017

Biographical information for directors as of April 1, 2021 are set forth below:

Samantha (Ying) Du, Ph.D.

Experience

Dr. Du founded Zai Lab in 2014 and has been our CEO and Chairwoman of the Board of Directors since its inception. Prior to founding Zai Lab, Dr. Du spent two years at Sequoia Capital China where she led four healthcare investments and served on the boards. From 2001 to 2011, Dr. Du co-founded Hutchison MediPharma and Hutchison China MediTech and served as their Chief Executive Officer and Chief Scientific Officer, respectively, since their inception. Dr. Du began her research career with Pfizer in the United States from 1994 to 2001. She received her Ph.D. in biochemistry from the University of Cincinnati in 1994 and her bachelor’s degree in molecular biology from Jilin University, China in 1987.

Skills and Qualifications

Our Board believes that Dr. Du’s significant knowledge and experience with respect to the biotechnology, healthcare and pharmaceutical industries and her comprehensive global leadership background resulting from extensive service as an executive in the pharmaceutical industry position her to make valuable contributions to the Board.

Tao Fu

Experience

Mr. Fu has been our Director since 2017 and has served as our Company’s President and Chief Operating Officer since September 2018. Prior to joining our Company, he was Executive Vice President, Chief Commercial and Business Officer of Portola Pharmaceuticals, Inc. from June 2015 to September 2018. Prior to joining Portola in June 2015, Mr. Fu was Vice President, business development, head of M&A and alliance management at BMS. Between 2003 and 2014, Mr. Fu worked at Johnson & Johnson in a number of roles, most recently as Vice President, business development. Prior to joining Johnson & Johnson, Mr. Fu held managerial positions with Scios Inc., a biotechnology company in California; McKinsey & Company, a global management consulting firm; and Becton Dickinson, a leading medical device company. Mr. Fu received a master of science in cell biology from the University of Rochester, and a master of business administration in finance and marketing from Vanderbilt University. Mr. Fu did his undergraduate studies in biology at Tsinghua University from 1989 to 1992 and earned a Chartered Financial Analyst (CFA) designation.

Skills and Qualifications

Our Board believes that Mr. Fu’s significant experience of over 20 years overseeing the operations and global business development of healthcare and biotechnology companies and experience with mergers and acquisitions position him to make valuable contributions to the Board.

Kai-Xian Chen, Ph.D.

Experience

Professor Chen has been our independent Director since August 2018. Professor Chen has been serving as the independent non-executive Director of InnoCare Pharma Limited since March 2020. He has also been serving as the independent Director of Jiangsu Kanion Pharmaceutical Co., Ltd. since December 2019 and the independent non-executive Director of Innovent Biologics, Inc. since October 2018. From 2007 to 2017, he served as a member of the National Committee of the Chinese People’s Political Consultative Conference. From 2005 to 2014, Professor Chen served as President of Shanghai University of Traditional Chinese Medicine. From 2011 to 2018, Professor Chen served as President of the Shanghai Association for Science and Technology. Prior to that, from 1993 to 2004, Professor Chen served as Deputy Director and later, Director of Shanghai Institute of Materia Medica, or SIMM, Chinese Academy of Sciences. Professor Chen has also served as Principal Scientist for two National Basic Research Programs by the MOST. Since 2001, Professor Chen has served successively as the member of the Chief Specialists Board and the Deputy Chief Technical Officer of the major science and technology projects “innovative drugs and modernization of traditional Chinese medicine” and “Innovative Drug Research & Development,” where he participated in the organization and promotion of new drug research and development for China’s 10th -13th Five Year Plans. In 1999, Professor Chen was elected as a member of the Chinese Academy of Sciences. Prior to that, from 1985 to 1988, he conducted postdoctoral research at Institut de Biologie Physico-Chimique in Paris. Professor Chen started his academic career at SIMM as an Associate Professor, where he later reached the level of Full Professor. Professor Chen received his Master and Ph.D. degree at the Chinese Academy of Science in 1982 and 1985 respectively, and his Bachelor of Science from Fudan University in 1967.

Skills and Qualifications

Our Board believes that Professor Chen’s service as a member of several prestigious Chinese institutional and research organizations, in addition to his service as an independent director for biopharmaceutical companies, position him to make valuable contributions to the Board.

John D. Diekman, Ph.D.

Experience

Dr. Diekman has been our independent Director since 2017 and currently serves as the Chairman of our Audit Committee. Dr. Diekman is founding partner of 5AM Ventures, where he has served since 2002. He is director of Cleave Therapeutics, Inc., a cancer therapeutic company; and Wildcat Discovery Technologies, Inc., a technology company that discovers materials for energy storage applications; charter trustee of Princeton University; chairman of the board of directors of The Scripps Research Institute; and a member of the advisory board of the Schaeffer Center for Health Policy and Economics at the University of Southern California. During the last five years, Dr. Diekman served as the Chairman and Director of IDEAYA Biosciences from 2015 to June 2020. Dr. Diekman holds an A.B. in Organic Chemistry from Princeton University in 1965 and a Ph.D. in Chemistry from Stanford University in 1969.

Skills and Qualifications

Our Board believes that Dr. Diekman’s expertise, perspective and experience as a founder and director at oncology-focused companies and his expertise in life sciences and venture capital industries, position him to make valuable contributions to the Board.

Nisa Leung

Experience

Nisa Leung has been our Director since 2014 and independent director since July 2020. Ms. Leung is a Managing Partner at Qiming Venture Partners, where she leads its healthcare investments. In addition to serving on our Board of Directors, Ms. Leung is also a member of the board of directors of CanSino Biologics Inc., a vaccine developer; dMed, a Shanghai-based CRO consulting startup; and Venus Medtech, a developer of interventional artificial cardiac valve systems. Ms. Leung received a Master of Business Administration from the Stanford Graduate School of Business in June 2001 and a B.S. in Hotel Administration from Cornell University in 1992.

Skills and Qualifications

Our Board believes that Ms. Leung’s venture capital and consulting experience in the healthcare industry, position her to make valuable contributions to the Board.

William Lis

Experience

Mr. Lis has been our independent Director since October 2018. He has 28 years of biopharmaceutical experience. He is the Executive Chairman, and interim CEO of Jasper Therapeutics, Inc. where he led the company’s 2019 Series A financing. Previously, Mr. Lis served as Chief Executive Officer and a Director of Portola Pharmaceuticals, Inc. from 2009 until 2018 after serving as Chief Operating Officer. Under his leadership, Portola successfully grew from a discovery-stage company to a fully integrated research and development and commercial organization, and independently discovered and developed Andexxa® and Bevyxxa® through commercial launch, and advanced cerdulatinib into clinical development. He led corporate partnerships and private and public financings including an initial public offering in 2013. The company grew into a multi-billion valuation company during his tenure. Portola was acquired by Alexion Pharmaceuticals in 2020. Mr. Lis held executive positions at Scios, Inc. (a Johnson & Johnson company) where he last served as Sr. Vice President of Business Development and New Product Development, having led efforts for the in-licensing, development and pre-commercial launch for Xarelto®; He also held positions of increasing responsibility at Millennium Pharmaceuticals, Inc. (previously COR Therapeutics, Inc.) and Rhone Poulenc Rorer in sales, marketing, medical affairs and business development. He was involved in the U.S. commercial launch of several products, including Integrilin®, Lovenox®, Rilutek® and Taxotere®. Mr. Lis served as a member of the Bio Board of Directors for Emerging Companies and as an independent Director of Eidos Therapeutics, Inc. prior to its acquisition by Bridge Bio in 2021. Mr. Lis holds a B.S. from the University of Maryland.

Skills and Qualifications

Our Board believes that Mr. Lis’s extensive leadership and financial experience in the biopharmaceutical industry position him to make valuable contributions to the Board.

Leon O. Moulder, Jr.

Experience

Mr. Moulder has been our independent Director since January 2020 and currently serves as the Chairman of the Nominating and Corporate Governance Committee. Mr. Moulder is the Managing Member of Tellus BioVentures, LLC, an early-stage life sciences investment fund. He most recently served as Chief Executive Officer and Director of Tesaro, Inc. since cofounding the company in 2010. Acquired by GSK in January 2019, Tesaro was a fully-integrated Boston based oncology-focused biopharmaceutical company with operations in North America and Europe. He previously served as President and Chief Executive Officer of Abraxis BioScience, Inc., prior to the company’s eventual acquisition by Celgene Corporation in 2010. Prior to that, from

2008, Mr. Moulder served as Vice Chairman of Eisai Corporation of North America following Eisai’s acquisition of MGI PHARMA, where he served as President and Chief Executive Officer beginning in 2003 and previously as Executive Vice President since 1999. This followed him serving as a member of the founding management team of a venture-stage biotech company in 1997. Mr. Moulder began his career as a clinical pharmacist followed by a seventeen-year career at predecessor companies of Sanofi, beginning with Marion Laboratories in 1981. Mr. Moulder is a Temple University Trustee, Chairman of the Trustee Committee for Research, Chairman of the Temple University Japan (TESS) Board and serves on the board of the Fox Chase Cancer Center. He is a Council Member for both the University of Chicago Booth School of Business and the Polsky Center for Entrepreneurship and Innovation. Mr. Moulder serves on the board of the Helsinn Group, is Chairman of the Board of Directors of Trevena, Inc. and previously served on the Boards of Cubist Pharmaceuticals and the Biotechnology Innovation Organization (BIO). Mr. Moulder received a Pharmacy degree from Temple University in 1980 and an MBA from The University of Chicago Booth School of Business in 1997.

Skills and Qualifications

Our Board believes that Mr. Moulder’s significant operational and senior management experience in the biopharmaceutical industry, as well as his extensive experience as a director on public and private boards in the industry, position him to make valuable contributions to the Board.

Peter Wirth

Experience

Mr. Wirth has been our Director since 2017, and independent Director since May 2020 and currently serves as the Chairman of the Compensation Committee. He is a venture partner at Quan Capital Management, LLC, a global venture capital firm; chairman of the board of directors of FORMA Therapeutics, a Nasdaq-listed clinical stage biopharmaceutical company developing novel therapeutics for patients with rare hematological diseases and cancer; and chairman of the board of directors at Syros Pharmaceuticals, a Nasdaq-listed clinical stage biopharmaceutical company developing novel therapeutics for patients with leukemia and select solid tumors. From 2011 to 2014, Mr. Wirth served as Founder, President and Director of Lysosomal Therapeutics, Inc., a biopharmaceutical company focused on small molecule research and development in the field of neurodegeneration. From 1996 to 2011, Mr. Wirth served as a senior executive at Genzyme, which is now part of Sanofi, and most recently as its Executive Vice President of legal and corporate development, Chief Risk Officer and corporate secretary. Mr. Wirth received a B.A. in Political Science from the University of Wisconsin at Madison in 1972 and a JD from Harvard Law School in 1975.

Skills and Qualifications

Our Board believes that Mr. Wirth’s expertise in corporate governance and his experience in corporate strategy, product development, business development and legal issues confronting the biotechnology industry, position him to make valuable contributions to the Board.

Election of Directors

The Board of Directors currently consists of eight members. The Current Articles provide that unless otherwise determined by the Company in a general meeting, the authorized number of directors shall be not less than one or more than ten. We are not subject to any contractual obligations regarding the election of our directors. Our Nominating and Corporate Governance Committee and Board of Directors may consider a broad range of factors relating to the qualifications and background of nominees, as further set forth below under “Director Nominations.”

Cayman law does not require an annual election of directors and the Current Articles provide that directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

The Current Articles provide that (1) the shareholders requisitioning a general meeting of shareholders may put forward resolutions to appoint or remove directors (with or without cause), and (2) at that meeting so convened, the affirmative vote of a simple majority of the issued shares as of the applicable record date may by ordinary resolution approve the removal of directors. Shareholders holding in aggregate not less than one-third of the voting rights of issued shares and entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders in accordance with the Current Articles. Additionally, the Current Articles provide that any vacancy on the Board of Directors, including a vacancy resulting from an enlargement of the Board of Directors, may be filled by ordinary resolution or by vote of a simple majority of our directors then in office.

The Board of Directors has determined that annual election of our directors is in the Company’s best interests and in the best interests of its shareholders and accordingly, has proposed at the Annual Meeting to amend the Current Articles to provide for an annual election of directors (see Proposal 1). If approved, this Proposal 1 will permit the Company’s shareholders to vote on the election of all directors every year for one-year terms beginning with the next annual meeting.

Independence of Directors

The Board of Directors has determined that all members of the Board of Directors, except Samantha (Ying) Du and Tao Fu, are independent, as determined in accordance with the Nasdaq listing rules; and that all members of the Board of Directors, except Samantha (Ying) Du and Tao Fu, are independent, as determined in accordance with the HK Listing Rules. In making this independence determination, the Board of Directors considered the relationships that each such director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our share capital by each director. In considering the independence of the directors listed above, the Board of Directors considered the association of our directors with the holders of more than 5% of our share capital. We expect that the composition and functioning of the Board of Directors and each of our committees will continue to comply with all applicable requirements of the Nasdaq Stock Market, the rules and regulations of the SEC and the HK Listing Rules. There are no family relationships among any of our directors or executive officers.

Director Nominations

The Board of Directors will consider and approve from time to time the criteria that it deems necessary or advisable for director candidates. The Board of Directors has full authority to modify such criteria as it deems necessary or advisable. The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility for developing and recommending to the Board of Directors for its consideration and approval criteria for director candidates. The Company has adopted guidelines and procedures for director candidates. The Board of Directors may, however, rescind its delegation and assume the responsibilities it previously delegated to the Nominating and Corporate Governance Committee.

The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility to identify candidates for nomination to the Board of Directors (including candidates to fill vacancies) and assessing their qualifications in light of the principles in our Corporate Governance Guidelines and the Committee’s charter. The Nominating and Corporate Governance Committee will recommend director candidates for the Board of Directors’ consideration and review the candidates’ qualifications with the Board of Directors. The Board of Directors retains the authority to nominate a candidate for election by the shareholders as a director and to fill vacancies. From time to time, the Nominating and Corporate Governance Committee utilizes third-party search firms to identify director candidates. In identifying director candidates, the Nominating and Corporate Governance Committee may consider all facts and circumstances it deems appropriate, including, among other things, the skills of the candidate, his or her depth and breadth of business experience and other background characteristics, his or her independence and the needs of the Board of Directors.

Our Nominating and Corporate Governance Committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the Board of Directors. Our

Nominating and Corporate Governance Committee and Board of Directors may therefore consider a broad range of factors relating to the qualifications and background of nominees. Our Nominating and Corporate Governance Committee’s and Board of Directors’ priority in selecting board members is the identification of persons who will further the interests of our shareholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape, and professional and personal experiences and relevant expertise.

Director Nominations by Shareholders

Any shareholder wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee should provide the following information within the time frame set forth for shareholder proposals and in accordance with our Articles of Association to Zai Lab Limited, Building 1, 4/F, Jinchuang Plaza, 4560 Jinke Road, Pudong, Shanghai, China 201210, attention to Chief Legal Officer & Corporate Secretary: (a) the name and address of record of the shareholder; (b) a representation that the shareholder is a record holder of our securities or, if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act; (c) the candidate’s name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the past five years; (d) a description of the qualifications and background of the candidate that addresses the criteria for board membership approved by the Board of Directors; (e) a description of all arrangements or understandings between the shareholder and the candidate; (f) the consent of the candidate (i) to be named in the proxy statement for our next general meeting and (ii) to serve as a director, if elected at that meeting; and (g) and any other information regarding the candidate that is required to be included in a proxy statement filed pursuant to SEC rules and HK Listing Rules. The Nominating and Corporate Governance Committee may seek further information from or about the shareholder making the recommendation, the candidate, or any such other beneficial owner, including information about all business and other relationships between the candidate and the shareholder and between the candidate and any such other beneficial owner.

Shareholder Communications

The Board of Directors provides to every shareholder the ability to communicate with the Board of Directors, as a whole, and with individual directors on the Board of Directors through an established process for shareholder communication. For a shareholder communication directed to the Board of Directors as a whole, shareholders may send such communication to the attention of our Corporate Secretary via regular mail or expedited delivery service to: Zai Lab Limited, Building 1, 4/F, Jinchuang Plaza, 4560 Jinke Road Pudong, Shanghai, China 201210, attention Board of Directors c/o Corporate Secretary.

For a shareholder communication directed to an individual director in his or her capacity as a member of the Board of Directors, shareholders may send such communication to the attention of the individual director via Regular Mail or Expedited Delivery Service to: Zai Lab Limited, Building 1, 4/F, Jinchuang Plaza, 4560 Jinke Road Pudong, Shanghai, China 201210, Attention: [Name of Individual Director].

Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys and solicitations or advertisements.

Board Leadership Structure and Role in Risk Oversight

Our Founder and Chief Executive Officer, Samantha (Ying) Du, is the Chairwoman of our Board of Directors. The Board of Directors believes that Dr. Du is the director best suited to identify strategic opportunities for the Company and the focus of the Board of Directors due to her extensive understanding of our business as a founder and our Chief Executive Officer. The Board of Directors also believes that the combined role of Chairwoman and Chief Executive Officer can promote the effective execution of strategic initiatives and facilitate the flow of information between management and the Board of Directors.

The Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. The Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of our operations and corporate functions, the Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, the Board of Directors reviews the risks associated with our business strategies periodically throughout the year.

Each of our board committees also oversees the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer reports to the Audit Committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our Audit Committee meets privately with representatives from our independent registered public accounting firms and our Chief Financial Officer. The Audit Committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to the Board of Directors regarding these activities.

Board Meetings

The Board of Directors held six meetings and acted by unanimous written consent six times during 2020. The independent directors ordinarily hold executive sessions at regularly scheduled meetings of the Board of Directors. Other than Professor Chen, each of our other directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Directors and director nominees are encouraged to attend the annual general meeting of shareholders, barring significant commitments or special circumstances.

Committees of the Board

During 2020, the Board of Directors had three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee

John Diekman, William Lis and Peter Wirth currently serve on the Audit Committee, which is chaired by John Diekman. The Board of Directors has determined that each member of the Audit Committee is “independent” for Audit Committee purposes as that term is defined in the rules of the SEC and the Nasdaq Stock Market. The Board of Directors has evaluated the background of William Lis and, upon so doing, designated him as an “audit committee financial expert,” as defined in SEC rules. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, assessing the qualification, independence and performance of, and terminating or changing our independent auditor;

•	approving auditing and permitted non-audit services, and the terms of such services, to be provided by our independent auditor;

•	reviewing the internal audit department’s responsibilities, budget, staffing and any recommended changes in the planned scope of the internal audit with the independent auditor and management;

•

reviewing and discussing with management and the independent auditor our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of financial and accounting-related complaints and concerns;

•

recommending, based upon the Audit Committee’s review and discussions with management and the independent auditor, whether our audited financial statements shall be included in our Annual Report on Form 10-K and our annual results announcement filed with the SEC and HKEx;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the Audit Committee report and other disclosures required by the SEC rules to be included in our annual proxy statement;

•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing our earnings releases and unaudited financial statements to be included in our quarterly and interim filings with the SEC and HKEx.

The Audit Committee held four meetings during 2020. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC, the Nasdaq Stock Market and the HKEx. A copy of the Audit Committee charter is available on our website at https://www.zailaboratory.com/ under “Investors (Nasdaq).”

Compensation Committee

Peter Wirth, Nisa Leung and Leon O. Moulder, Jr. currently serve on the Compensation Committee, which is chaired by Peter Wirth. The Board of Directors has determined that each member of the Compensation Committee is “independent” as that term is defined in the Nasdaq listing rules and the HKEx. The Compensation Committee’s responsibilities include:

•

reviewing the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and recommending to the Board for approval our Chief Executive Officer’s compensation based on that evaluation;

•	reviewing and approving the compensation of our other executive officers;

•	approving our long-term compensation strategy for employees and directors and determining the types of shares and other compensation plans to be used by us and our affiliates;

•	overseeing the administration of our equity incentive plans;

•	evaluating and assessing legal counsel, compensation consultants and other advisors in accordance with the applicable requirements in the Nasdaq listing rules;

•	retaining and approving the compensation of any outside advisors to the Compensation Committee;

•	reviewing and approving the grant of equity-based awards;

•	reviewing and making recommendations to the Board with respect to director compensation;

•	preparing the compensation committee report required by SEC rules to be included in our annual proxy statement or Annual Report on Form 10-K; and

•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K.

The Compensation Committee held eight meetings and acted by unanimous written consent once during 2020. The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on our website at https://www.zailaboratory.com/ under “Investors (Nasdaq).”

Nominating and Corporate Governance Committee

Leon O. Moulder, Jr., John Diekman and William Lis currently serve on the Nominating and Corporate Governance Committee, which is chaired by Leon O. Moulder, Jr. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined in the Nasdaq listing rules and the HKEx. The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying and recommending candidates for membership of the Board and committees to the Board in accordance with criteria approved by the Board;

•

recommending to the Board or to the appropriate committee thereto processes for annual evaluation of the performance of the Board, the Chairwoman of the Board, the Chief Executive Officer and appropriate committees of the Board;

•	reviewing our practices and policies with respect to the Board and the functions, duties and composition of the committees thereto;

•	developing and recommending to the Board a set of corporate governance principles and reviewing the principles on an annual basis, or more frequently if appropriate; and

•	overseeing the maintenance and presentation of the Board or management’s plans for succession to our senior management positions.

The Nominating and Corporate Governance Committee held two meetings and acted by unanimous written consent once during 2020. The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on our website at https://www.zailaboratory.com/ under “Investors (Nasdaq).”

Environmental, Social and Governance Practices

The business and affairs of the Company are managed under the direction of our Board of Directors. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to our shareholders. The Board believes that its practices align management and shareholder interests.

We have initiated an Environmental, Social and Governance program. We are committed to operating in a sustainable manner and being a responsible corporate citizen for the benefit of our employees, persons who participate in our clinical trials, patients of our products, our partners, our investors, the environment and the communities in which we live and work. We view sustainability as a key part of our strategy to maximize long-term shareholder value, as we believe that operating responsibly is consistent with our goal of becoming a leading global biopharmaceutical company discovering, developing and commercializing products to extend and improve the lives of patients worldwide. We intend to issue a report on this program during 2021 and to enhance the program in coming years. We have focused our efforts in the following areas:

Social

Drug safety. We have implemented policies and procedures to ensure that our marketed products and product candidates under development are safe. We import the components of Tumor Treating Fields and most of the compounds we use in clinical trials in China from our partners and establish through inspection that these components and products were received in good order and are genuine. For those products and product candidates that we manufacture either directly or with the assistance of outside vendors, we follow rigorous procedures for inspecting components and finished products before release for potential commercial or clinical use.

Safety of patients in clinical trials. We follow Good Clinical Practice in all of the clinical trials we conduct. This includes establishing standard operating procedures for safety review in clinical trials, reaching pharmacovigilance agreements with each partner, creating safety and medical management plans for each product candidate, establishing independent data monitoring committees, submitting clinical trial applications and any necessary amendments to regulators within statutory requirements, training clinical staff and investigators, obtaining institutional review board approval before initiating clinical trials, obtaining informed consent from clinical trial participants, and reporting serious adverse events and adverse events to regulatory authorities as required by law and to partners as governed by pharmacovigilance agreements. We have not received any warning letters from regulators and have had no product recalls.

Ethical marketing. We have a Chief Compliance Officer and a Global Compliance Committee to support global operations and overall company program administration. We also have a regional Compliance Officer and Compliance Committee for operations in Greater China. We have established clear requirements and processes regarding management of the behavior of our marketing employees, including avoidance of off-label promotional behavior and the review and approval of marketing materials. Additionally, while we are not a member of the R&D-based Pharmaceutical Association Committee (RDPAC), we follow this organization’s principles concerning the promotion of products.

Employee recruitment, development, and retention. We aim to attract and retain a high-quality work force through a competitive package of remuneration and benefits, training, promotion, and a satisfying and diversified work experience built on developing and commercializing innovative medicines in service to patients in need. We have low employee turnover and have built a company culture around the core corporate values of Entrepreneurship, Innovation, Patient First, Collaboration, Dedication and Integrity. We reinforce our culture through the actions of an internal culture committee, company-wide activities, and awards.

Gender diversity, equity, and inclusion. We are committed to providing equal opportunities in recruitment, internal transfer and promotion to candidates and employees regardless of their sex, nationality, marital status, disability and religious belief in compliance with the laws of the countries where we have operations. As of April 1, 2021, 57% of our employees and 59% of our R&D employees are female. Two of our directors are women, one of whom is our Founder, Chairwoman, and CEO.

Access to/affordability of medicines. We aim to achieve universal or near-universal access to our products in China mainly by obtaining their inclusion in China’s National Reimbursed Drug List (NRDL). Prior to inclusion of our products on the NRDL, we offer our products through Patient Assistance Programs. We also offer products not eligible for the NRDL, such as the medical device Optune/Tumor Treating Fields, through a Patient Assistance Program. We also seek to obtain coverage of our products under commercial insurance plans and supplemental insurance offered by certain provinces and municipalities in China.

Environmental

Energy, water, and waste efficiency. We have established and follow procedures to comply with environmental laws, regulations, standards, and other requirements in all countries where we have operations. Our management team actively manages environmental risks and opportunities in the manufacturing activities at our manufacturing plant in Suzhou, China, our principal area of environmental risk, including by implementing procedures governing an overall environmental management system. We have procedures for assessing risk and measuring outcomes in the areas of greenhouse gas emissions, climate change, waste management, water use, packaging, and environmental health and safety. For our offices in Cambridge, Massachusetts, we have leased office space in a building that is currently anticipated to receive a LEED Gold certification.

Governance

Business ethics.

(i)

Code of Business Conduct and Ethics. We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees. A current copy of the code is posted on our website at https://www.zailaboratory.com/ under “Investors (Nasdaq).” If we make any substantive amendments to, or grant any waivers from, the code of conduct for any officer, we will disclose the nature of such amendment or waiver on our website.

(ii)

Ethics & Compliance Department and Policies. We have established a global Ethics & Compliance Department under the leadership of our Chief Compliance Officer, reporting to our Chief Legal Officer, as well as our Audit Committee. Our Ethics & Compliance Department promulgates global policies to guide the conduct of the Company and our employees consistent with the terms of our Code of Business Conduct and Ethics. The global policies are supplemented by regional and local written standards to guide transactional engagement and provide detailed processes and requirements for all aspects of the Company’s business.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of April 1, 2021:

Name	Age	Position(s)
Samantha (Ying) Du	56	Founder, Chief Executive Officer, Chairwoman of the Board of Directors
Billy Cho	43	Chief Financial Officer
F. Ty Edmondson	55	Chief Legal Officer
Tao Fu	49	President and Chief Operating Officer and Director
Alan Bart Sandler	64	President, Head of Global Development, Oncology

Biographical information for our executive officers as of April 1, 2021 is set forth below:

The biographical information of Samantha (Ying) Du, Ph.D. and Tao Fu are set forth above under “Corporate Governance — Composition of Our Board of Directors.”

Billy Cho, M.B.A., M.A. joined our Company as our Chief Financial Officer in March 2018. Prior to joining our Company, Mr. Cho served as Managing Director and Head of Asia Healthcare Investment Banking at Citigroup. Based in Hong Kong since 2011, Mr. Cho was responsible for healthcare client coverage at Citigroup across the Asia Pacific region and led many biopharma transactions in China, including Zai Lab’s U.S. initial public offering. Prior to this, he was based in New York in healthcare M&A investment banking and also spent time in corporate development for a pharmaceutical services company. Mr. Cho started his career at Ernst & Young performing financial audits of U.S.-based healthcare companies. Mr. Cho earned his M.B.A. from the Wharton School of the University of Pennsylvania in May 2011, M.S. in Accounting from the University of Virginia in 2001, and a B.S. in Business Administration from the University of Southern California’s Marshall School of Business in 2000.

F. Ty Edmondson joined our Company as Chief Legal Officer in August 2020. Mr. Edmondson has served in various legal and compliance roles during his tenure at Biogen Inc., a leading global biotech company where he has been from June 2014 through August 2020, including Senior Vice President, Chief Corporation Counsel and Assistant Secretary. During his time at Biogen, he also served as the Chief Compliance Officer, Chief Commercial Counsel and Chief International Counsel of the company. Prior to Biogen, Mr. Edmondson served as Vice President, Associate General Counsel and Corporate Secretary for Sepracor Inc., as well as in various senior legal and compliance positions in Japan and China after Sepracor’s acquisition by Sumitomo Dainippon Pharma Co., Ltd. Before Sumitomo, Mr. Edmondson served in various roles with life sciences companies with a focus on international and U.S. FDA work, including Eisai, Inc., Boston Scientific and Bristol-Myers Squibb.

Before his work in the life sciences industry, he was an associate with the admiralty law firm, Royston Rayzor in Houston, Texas. Mr. Edmondson received a BA degree in History from Washington & Lee University in June 1988 and received a J.D. from the Widener University School of Law in May 1993.

Alan Bart Sandler, M.D. has been our President, Head of Global Development, Oncology since December 2020. Dr. Sandler brings nearly 30 years of oncology and drug development experience across industry and academia. Prior to joining Zai Lab, he was the Senior Vice President and Global Head of Product Development Oncology at Genentech, a member of the Roche Group. During his tenure at Genentech/Roche, he led the teams responsible for the global development and regulatory approval of several innovative medicines, most recently Tecentriq®. Prior to joining Genentech/Roche, Dr. Sandler served as Professor and Chief of Hematology/Oncology at Oregon Health and Science University. Previously, he served on the faculties of the medical schools of Indiana University and Vanderbilt University. Dr. Sandler holds a Doctor of Medicine degree from Rush Medical College. He completed his training in internal medicine and a fellowship in medical oncology at Yale-New Haven Medical Center. He has published over 300 peer-reviewed publications, articles, abstracts and book chapters.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Other than compensation arrangements, we describe below any transactions and series of similar transactions, since January 1, 2020 to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our share capital, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. Compensation arrangements for our directors and named executive officers are described in the sections of this Proxy Statement titled “Director Compensation” and “Executive Compensation.”

Share Purchase Agreement

On March 17, 2021, we entered into a Stock Purchase Agreement with our director John Diekman to purchase from Dr. Diekman 3,515 of our ordinary shares at a purchase price per share equal to $142.25, the closing price of the our ADSs on Nasdaq as of March 16, 2021. We anticipate that the closing of this transaction will take place in April 2021. Dr. Diekman intends to use the proceeds of the sale towards taxes incurred or anticipated to be incurred by him in connection with the vesting of certain restricted shares granted by the Company to Dr. Diekman in connection with his services as a director of the Company.

MEDx Research Agreement

MEDx (Suzhou) Translational Medicine Co., Ltd., or MEDx, provides product research and development services to us. We paid MEDx for services rendered $678,000 for the year ended December 31, 2020, and from January 1 to April 1, 2021, $146,000. Mr. Zhang, the Founder, Chief Executive Officer and Board member of MEDx is an immediate family member of Dr. Samantha (Ying) Du, our Founder, Chair and CEO.

Employment Agreements

For more information regarding employment agreements with our named executive officers, see “Executive Compensation — Employment Agreements.”

Indemnification Agreements

Cayman law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. Our articles provide that each director and officer shall be indemnified and secured harmless out of the assets and funds of our Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him or her in connection with the execution or discharge of his or her duties, powers, authorities or discretions as a director or officer of our Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him or her in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

In addition, we have entered into indemnification agreements to indemnify our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles. These agreements, among other things, indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

Registration Rights

Pursuant to a shareholders agreement, as amended and restated, certain holders of our registrable shares are entitled to rights with respect to the registration of these shares under the Securities Act of 1933, as amended, the Securities Act, including demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered. The shareholders agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify such holders of registrable securities in the event of material misstatements or omissions in the registration statement or any violation of applicable securities laws by us (except for such misstatement, omission or violation that are attributable to such holders), and such holders are obligated to indemnify us for material misstatements or omissions in the registration statement or any violation of applicable securities laws by us that are attributable to them. The registration rights granted under the shareholders agreement will terminate upon the earlier of (i) the date of completion of a deemed liquidation event, (ii) the fifth anniversary of the completion of our initial public offering (September 22, 2022) and (iii) the date such holder may sell all its registrable shares under Rule 144 of the Securities Act in any ninety-day period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee has at any time during 2020 been an officer or employee of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board of Directors or the Compensation Committee.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The Audit Committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include the oversight of the quality of our financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, compensation, and oversight of our independent registered public accounting firms, Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu, including reviewing their independence; reviewing and approving the planned scope of our annual audit; reviewing and pre-approving any non-audit services that may be performed by Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu; the oversight of our internal audit function; reviewing with management and our independent registered public accounting firm the adequacy of internal financial controls; and reviewing our critical accounting policies and estimates and the application of accounting principles generally accepted in the United States.

Deloitte Touche Tohmatsu Certified Public Accountants LLP is responsible for auditing our annual consolidated financial statements filed with the SEC and internal control over financial reporting in accordance with the Exchange Act, and Deloitte Touche Tohmatsu is responsible for auditing our annual financial statements filed with the HKEx in accordance with the HK Listing Rules. Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu are members of the global Deloitte Touche Tohmatsu Limited firm.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. Deloitte Touche Tohmatsu Certified Public Accountants LLP is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s main responsibility is to monitor and oversee this process.

The Audit Committee reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2020. The Audit Committee discussed with Deloitte Touche Tohmatsu Certified Public Accountants LLP the matters required to be discussed by Public Company Accounting Oversight Board, or the PCAOB, Auditing Standard No. 1301, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

The Audit Committee considered any fees paid to Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu for the provision of non-audit related services and does not believe that these fees compromise Deloitte Touche Tohmatsu Certified Public Accountants LLP’s or Deloitte Touche Tohmatsu’s independence in performing the audit.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 1, 2021.

AUDIT COMMITTEE
John Diekman, Chair

William Lis

Peter Wirth

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) describes our compensation strategy, philosophy, and practices with respect to our executive compensation program for 2020. It also provides information regarding the compensation decisions made with respect to our named executive officers for 2020 and gives context for the information included in the tables that follow this discussion. For 2020, our named executive officers were:

•	Samantha (Ying) Du, our Founder, Chairwoman, and Chief Executive Officer;

•	Billy Cho, our Chief Financial Officer;

•	Tao Fu, our President and Chief Operating Officer;

•	F. Ty Edmondson, our Chief Legal Officer and Corporate Secretary; and

•	Alan Bart Sandler, our President, Head of Global Development, Oncology.

The Compensation Committee of our Board of Directors, or our Compensation Committee, either on its own, or, as appropriate, together with the Board of Directors, reviews and approves the Company’s compensation structure, including all forms of compensation relating to our directors and executive officers, including our named executive officers.

2020 Business Highlights

2020 was another year of exceptionally strong execution and growth for us. Last year, we successfully launched three commercial products: in January, we began selling ZEJULA in China; in June, we began selling Optune in China; and in August, we began selling Optune Lua in Hong Kong. Based on these successful product launches, our revenues for the full year of 2020 were $49.0 million, compared to $13.0 million in 2019.

We advanced key clinical stage projects and met all of our major 2020 developmental milestones. We added four clinical programs across our three areas of medical concentration and emerging growth areas — oncology, autoimmune disorders, and infectious disease. We also, as described below, executed several significant licensing collaborations with leading biopharmaceutical companies.

Our portfolio now includes 21 innovative product candidates, including 17 in clinical development, that may potentially address an aggregate total of more than 40 disease indications. Eleven of these product candidates are in-licensed from third parties and are in late-stage development. Five of these products have been approved by the United States Food and Drug Administration (FDA), and three have been approved by the National Medical Products Administration (NMPA) as of April 2021.

Our executive compensation programs for 2020 were aligned with shareholder interests as compensation was closely linked to each individual executive’s performance achievements. The Compensation Committee also considered how each executive’s performance assisted us in achieving our 2020 goals.

As summarized below, we achieved or exceeded the vast majority of our corporate goals during 2020, and, accordingly, certain payouts to our named executive officers for 2020 reflected such achievements.

2020 Company Goals	Achievements
Clinical Development/Regulatory	ZEJULA
• Initiate key clinical trials	• The NMPA granted priority review status to our supplemental New Drug Application

• Execute key regulatory milestones, including new approvals and NDA filings • Complete enrollment for key trials

•  ZEJULA was approved by the NMPA, one year ahead of schedule, as maintenance treatment for adults with advanced epithelial ovarian, fallopian tube, or primary peritoneal cancer who are in complete or partial response to first-line platinum-based chemotherapy

TTFields
• Approval obtained for sale of Optune in China

• Approval obtained for sale of Optune Lua in Hong Kong

• Enrolled first patient in a Phase II clinical trial evaluating TTFields in combination with chemotherapy as a first-line treatment for gastric adenocarcinoma, a type of gastric cancer

QINLOCK
• The NMPA granted priority review to our NDA

• First patient dosed with QINLOCK in Greater China (China, Hong Kong, Macau, and Taiwan) for second-line GIST

MARGENZA
• Dosed the first patient in Greater China in the global MAHOGANY study

Retifanlimab

•  First patients dosed in Greater China in the global, potentially registrational studies for patients with previously treated microsatellite-instability-high endometrial cancer and first-line metastatic non-small-cell lung cancer

NUZYRA

• The NMPA granted priority review status for NUZYRA

Durlobactam
• First patient in China was enrolled into the global Phase III ATTACK trial

Research

• Complete an IND-enabling study	• Filed one Investigational New Drug (IND) application and successfully progressed two programs into global Phase I trials

• Select new clinical product candidates	• Selected one new clinical product candidate

Business Development

• Establish strategic relationships, including additional in-licensed transactions	• Completed licensing collaborations with leading biopharmaceutical companies including but not limited to Regeneron, Turning Point and Cullinan Oncology

2020 Company Goals	Achievements
Commercial Launch
• Achieve new commercial product launches in China	• Successfully launched two products in China (ZEJULA and Optune) and one product in Hong Kong (Optune Lua) • Achieved product revenue goals

• Achieve product revenue goals	• ZEJULA included in the updated National Reimbursement Drug List as maintenance therapy for patients with advanced and recurrent ovarian cancer

Financing, Strategy, HR, IT, and Legal and Compliance

• End year with sufficient cash and access to additional cash resources	• Completed $300 million follow-on offering on the Nasdaq Global Market and an $880 million secondary offering on The Stock Exchange of Hong Kong Limited

• Operate within the approved Company budget	• Enhanced IR/PR programs and deepened engagement with key existing and new investors

• Secure new investors	• Operated within the Company-approved budget

• Achieve other corporate, financial, strategic, HR, IT, and legal and compliance objectives	• Met all reporting and auditing requirements

• Met key hiring needs

• Established and implemented key legal and compliance procedures

• Strengthened digital support systems for commercial, clinical, and corporate functions

COVID-19

Although, like many companies, we have been affected by the COVID-19 pandemic, we believe we only experienced minimal disruption to the clinical development of our products and the commercialization of ZEJULA and Optune. For example, due to business interruptions to hospitals and treatment centers in China arising in connection with the outbreak of COVID-19, some patients experienced difficulties in accessing hospital care and, as a result, our commercialization team had fewer opportunities to reach patients who could benefit from ZEJULA or Optune. In addition, we also experienced delays in the enrollment of patients in our clinical trials due to the outbreak of COVID-19. However, despite the challenges of COVID-19, our new drug application (“NDA”) submissions and acceptances and our clinical trial application (“CTA”) approvals have not been materially delayed.

COVID-19 has presented a global challenge and has required concerted global efforts to overcome. As an innovative biopharmaceutical company, we are committed to contributing to the global response. Since January 2020, we have made several donations of funds and urgently needed medical supplies to support the community and front-line relief efforts. Our support is ongoing.

•	In January 2020, we donated RMB 1 million (approximately $150,000) to the Hubei Charity Federation for coronavirus relief efforts in Hubei Province.

•

In February 2020, we donated medical supplies worth RMB 1.5 million (approximately $225,000) to 38 hospitals in 22 cities in China through the China Charity Federation, Beijing Bethune Public Welfare Foundation, and China Cancer Research Foundation.

•	In March 2020, we donated masks and other medical supplies to partners and doctors in the United States and Japan.

•	In April 2020, we collaborated with our partner Novocure to donate medical supplies, including external defibrillators, to Hadassah Medical Center, a hospital in Israel.

About Our 2020 Executive Compensation Program

We believe our executive compensation program is effectively designed and has instilled in the Company a pay-for-performance culture that is aligned with the interests of our shareholders. From our listing on Nasdaq in 2017 through the end of 2020, we were classified as a foreign private issuer under applicable SEC and Nasdaq rules and maintained an executive compensation program with incentive metrics that we believe were broadly aligned with similar companies. As of June 30, 2020, more than half of our investors were U.S.-based. As a result, on January 1, 2021, we became a domestic issuer under SEC and Nasdaq rules. Our compensation programs are aligned with our pay-for-performance culture, the competitive market for skilled executives in both China and the U.S., and are tailored to meet the unique characteristics of our Company.

Compensation Practices and Policies

The following features of our 2020 compensation program were designed to align the interests of our named executive officers with those of our shareholders:

•	Offer market-competitive benefits for executives;

•	Calibrate executive compensation based primarily on the success of each executive’s achievement of his or her performance goals;

•	Evaluate how each executive assisted the Company in achieving its corporate goals;

•	Maintain an updated industry-specific peer group for benchmarking pay;

•	Consult with an independent compensation advisor on peer group analysis and benchmarking; and

•

Consider peer group compensation when determining target pay for our executive officers to the extent such a comparison accounts for the competitive market dynamics unique to us and is consistent with our corporate goals and objectives.

Roles and Responsibilities

Role of Compensation Committee. The Compensation Committee reviews, on an annual basis, our executive compensation program in light of our business goals and objectives and the business highlights and corporate performance goals we achieved for the year in order to establish the compensation for our named executive officers. The Compensation Committee may, in its discretion, adopt, or recommend to the Board the adoption of, new or amended elements of our executive compensation program, to the extent our business goals and objectives have changed. The Compensation Committee currently consists of three independent directors, Peter Wirth (Chair), Nisa Leung, and Leon O. Moulder, Jr.

In making executive compensation decisions, the Compensation Committee reviews a variety of factors and compensation-related data, including information obtained from our peer group companies, and compensation surveys comprising companies with a similar size, complexity, and industry focus as us. The Committee also considers our Company’s performance and whether we achieved or exceeded our annual corporate performance goals as well as the individual performance of each named executive officer, including the appropriate amount of total compensation that should be paid, or in the case of equity-based compensation, granted to each executive based on its assessment of these factors and data. In addition, our Compensation Committee reviews our annual bonus plan and our equity incentive plan, assesses the business achievements relevant to granting awards under these plans, makes recommendations to our Board with respect to the Company’s overall compensation policies and practices as well as the specific compensation to be awarded to our CEO, and seeks to ensure that the total compensation paid to our named executive officers is fair, competitive, and aligned with shareholder interests.

Our Compensation Committee retains the right to hire outside advisors as needed to assist it in reviewing and making modifications to our executive compensation program. The Compensation Committee works closely with our independent compensation consultants, as well as with management, to examine the effectiveness of the Company’s executive compensation program throughout the year. The duties and responsibilities of our Compensation Committee are documented in our Compensation Committee’s written charter adopted by our Board, which can be found on our website, www.zailaboratory.com, under the “Corporate Governance” subsection of the “Investor Relations (Nasdaq)” section of the website. The Compensation Committee also serves, along with the Board, as the administrator of our equity incentive plans.

Role of the Independent Compensation Consultant. Our Compensation Committee believes that independent advice is important in developing and overseeing our executive compensation program. From our initial public offering in 2017 through September 2020, the Compensation Committee engaged the services of Radford as its independent compensation consultant, and Radford provided consulting services with respect to our 2020 compensation determinations. Beginning in October 2020, the Compensation Committee engaged the services of Pearl Meyer to provide consulting services in relation to executive and director compensation decisions for 2021. Pearl Meyer does not provide any other services to us other than such other matters as needed and as directed solely by our Compensation Committee. Reporting directly to our Compensation Committee, Pearl Meyer provides guidance on trends in CEO, executive and non-employee director compensation, the development of the specific components of our executive compensation program and the composition of our compensation peer group.

For our 2020 CEO compensation, Radford prepared a report that compared each element of our CEO’s compensation (base salary, target annual bonus, and target long-term incentive value) to that of CEOs at companies in our peer group. Using this and other compensation and performance information described above, our Compensation Committee recommended the elements and target levels of our CEO’s compensation for Board approval and the Board subsequently approved such recommendation.

Our Compensation Committee has assessed the independence of both Radford and Pearl Meyer in accordance with applicable SEC and Nasdaq rules and confirmed that neither firm’s work raised any conflicts of interest and that Pearl Meyer remains independent under applicable rules.

Role of our CEO. Each year, our CEO provides an assessment of the prior year’s performance of each named executive officer, other than herself, as well as an assessment of the company’s performance relative to its corporate goals, and recommends to our Compensation Committee the compensation to be paid or awarded to each named executive officer, other than herself. Our Compensation Committee, however, makes final determinations regarding the compensation of our named executive officers (other than our CEO). Our CEO’s recommendations are based on numerous factors, including:

•	Company, team and individual performance;

•	internal pay comparisons;

•	potential for future contributions;

•	leadership competencies;

•	external market competitiveness; and

•	any other factors deemed relevant.

Our Compensation Committee reviews and considers our CEO’s compensation recommendations and assessment of the Company’s performance both when assessing the CEO’s own performance and recommending the compensation of our CEO for approval by our Board. Our CEO does not participate in any deliberations regarding her own compensation.

Role of our Shareholders: Advisory Vote on Executive Compensation. While the Company was a foreign private issuer, we were not required under applicable U.S. securities rules to have our shareholders consider and approve a non-binding advisory vote on the compensation of our named executive officers. We intend to hold our first such vote at our annual meeting of shareholders in 2022, and the Compensation Committee will review and consider the results of the shareholder advisory vote from the annual meeting to be held in 2022 when making future compensation decisions.

Principal Objectives of Our 2020 Compensation Program

Our executive compensation program is designed to drive the creation of long-term shareholder value by awarding compensation that is competitive with companies in our peer group in order to attract and retain extraordinary leaders who can perform at high levels and succeed in a demanding business environment. Specifically, our executive compensation program in 2020 was:

•

Mission Focused and Business Driven. Our executive compensation program focused on whether each named executive officer achieved his or her performance goals which support the annual and long-term objectives of our business which include the delivery of meaningful and innovative products to address unmet medical needs. Our objective is to provide an executive compensation program that contributes to building and sustaining a foundation for long-term success.

•

Competitively Advantageous. While we consider the executive compensation programs of a peer group of biotechnology and pharmaceutical companies that we believe are representative of the companies we primarily compete with for talent in all the geographies where we do business, we do not benchmark our compensation, or its components, to a specific market percentile of compensation within such peer group. Broader market data, as further described below, is also considered in order to provide additional context for our executive compensation decisions. Peer group and market practices are among the many factors we take into account in developing an executive compensation program that we believe is effective in enabling us to recruit, retain and motivate our leadership team to achieve our business objectives and enhance shareholder value.

•

Performance Focused. We believe strongly in pay-for-performance and endeavor to provide our named executive officers with higher levels of compensation when our business goals and their personal performance objectives are met or exceeded and would correspondingly reduce compensation when performance does not meet our expectations and goals.

•

Aligned with Shareholders. We believe every employee contributes to our success and, as such, every employee has a vested interest in our success. For members of our executive team, including our named executive officers, who set and lead our future strategic direction, we ensure that a significant portion of their total pay opportunities are equity-based to maintain alignment between the interests of our executive officers and our shareholders.

•

Flexible. We are committed to providing flexible benefits designed to allow our diverse global workforce to have rewarding opportunities that meet their varied needs so that they are inspired to perform their very best on behalf of patients and shareholders each day.

Key Performance Factors in Determining Executive Compensation

Our 2020 compensation goals are described above. The Compensation Committee considered (i) whether we achieved our annual corporate goals, (ii) whether each individual executive met or exceeded his or performance goals, (iii) our CEO’s review and evaluation of our executive officers’ performance (other than herself), and (iv) the Compensation Committee’s assessment of our CEO’s performance, all of which are critical components in determining the compensation for our executive officers. Each factor was weighted separately in determining whether the target bonus had been achieved.

External Market Competitiveness and Peer Group

We consider market practices and trends when determining executive compensation levels and making compensation program design decisions. We do not target a specific market percentile or simply replicate the market practice. Instead, we review external market practices as a reference point to assist us in designing an executive compensation program that is tailored to the unique characteristics of our Company and is intended to attract, retain, and inspire extraordinary talent. To understand the external market competitiveness of the compensation for our named executive officers, our CEO and our Compensation Committee review a report analyzing publicly-available information and surveys prepared by the independent compensation consultant which, for 2020 compensation decisions, was Radford. These reports compare the compensation of each executive officer to data available for comparable positions at companies in our peer group and, in certain circumstances, the broader market, by compensation element. The determination of our 2020 peer group was based on a search for comparable companies that approximate (i) our scope of business, including revenues and market capitalization, (ii) our global geographical reach, (iii) our research-based business with multiple marketed products, and (iv) a comparable pool of talent for which we compete. The 2020 peer group consisted of the biotechnology and pharmaceutical companies listed below:

Agios Pharmaceuticals	Global Blood Therapeutics
Aimmune Therapeutics	Heron Therapeutics
Alder Biopharmaceuticals	Hua Medicine
Amicus Therapeutics	Hutchison China MediTech
Arena Pharmaceuticals	Immunomedics
Atara Biotherapeutics	Innovent Biologics, Inc.
BeiGene	Insmed
Blueprint Medicines	Intra-Cellular Therapies
Clovis Oncology	MacroGenics
CStone Pharmaceuticals	Portola Pharmaceuticals
Deciphera Pharmaceuticals	TG Therapeutics
FibroGen	Xencor

For each of the companies in our peer group, when available, we analyze other data publicly filed during the prior year to identify the executives at such companies whose positions are comparable to those held by our executive officers. We then compile and analyze the data for each comparable position. Our competitive analysis includes the structure and design of the executive compensation programs as well as the targeted value of the compensation under these programs. For our executive officers, we may supplement the data from our peer group with published compensation surveys.

Elements of Compensation

In 2020, we met or exceeded the vast majority of performance goals that we set at the beginning of the year for our annual incentive compensation plan. Annual bonus amounts for our named executive officers were significantly influenced by our CEO’s assessment of whether each executive met or exceeded his individual performance objectives for the year. As a result of our strong performance during 2020 and our executives’ achievement of their individual performance goals, the bonus payouts, as a percentage of target, for our 2020 annual bonus plan were above target payout amounts, as described in further detail below. In addition, as a result of our strong share price performance during 2020, the equity-based awards that we granted to our named executive officers, as described in further detail below, show corresponding increases in value.

Principal Elements of Pay

Our compensation objectives are achieved through the following principal elements of pay:

Pay Element	How It’s Paid	Purpose
Annual Base Salary	Cash (Fixed)	Provide a competitive base salary rate relative to similar positions in the market to enable the Company to attract and retain critical executive talent.

Annual Incentives (Bonus)	Cash (Variable)	Reward executives for delivering on annual strategic goals and individual contributions that drive our business strategy and contribute to long-term value creation.

Long-Term Equity Incentives	Equity (Variable)	Provide incentives for executives to execute on longer-term goals that drive the creation of shareholder value and support the Company’s retention strategy.

Annual Base Salary

We pay our named executive officers an annual base salary as the fixed component of their compensation. Our Compensation Committee seeks to maintain salaries at competitive levels, but as a relatively small percentage of total compensation. The majority of total compensation is reserved for other elements that are not fixed and are dependent on the achievement of both our corporate performance goals and each executive’s achievement of his or her performance goals, thus ensuring alignment between executive compensation and the interests of our shareholders.

For 2020, our Board of Directors reviewed the base salaries of chief executive officers in our peer group and considered Dr. Du’s compensation, capabilities, performance, and future expected contributions. Dr. Du’s base salary was set at $697,221, which positioned her above the market median when compared to the chief executive officers of our peer group, which is consistent with our Company’s and Dr. Du’s high level of performance in 2020. Our Compensation Committee undertook a similar, individualized review of each executive’s performance and base salary, as well as considering peer group compensation data, when approving the base salaries for our other named executive officers. Below is a summary of the changes in annual base salary from 2019 to 2020 for our named executive officers, other than Mr. Edmondson and Dr. Sandler who commenced employment with us in 2020. The base salaries for Mr. Edmondson and Dr. Sandler in connection with their hires were established after a review of the peer group data and taking into account their experience, base salaries at their prior employers, and role in the Company.

Name	2019 Base Salary (effective as of April 1, 2019)	Merit Increase	2020 Annual Base (effective as of April 1, 2020)
Samantha (Ying) Du	$664,020	5.00%	$697,221
Tao Fu	$450,000	2.00%	$459,000
Billy Cho	$412,000	3.00%	$424,360
F.Ty Edmondson	N/A	N/A	$510,000
Alan Sandler	N/A	N/A	$540,000

As a result of the executive compensation assessment performed by Radford in late 2019, we increased the salaries for Dr. Du and Messrs. Fu and Cho by 5%, 2% and 3%, respectively. Mr. Edmondson joined the Company on August 15, 2020 and was awarded a base salary of $510,000, and Mr. Sandler joined the Company on December 1, 2020 and was awarded a base salary of $540,000. As part of Dr. Sandler’s compensation agreement to join the Company, he received a one-time, cash sign-on payment of $800,000, with $500,000 payable within the first month of his date of hire and $300,000 payable on the one-year anniversary of his date of hire. This payment was provided to make up for annual cash incentive and equity compensation being forfeited by Dr. Sandler from his then current employer.

Annual Incentive Awards (Bonus)

Our annual bonus program is designed to motivate our named executive officers and reward each for achievement of performance that supports short- and long-term value creation for the Company. Upon review of our 2020 corporate goals and our Company and each individual executive’s performance, the Board and Compensation Committee agreed that our 2020 corporate performance goals had been met and, in some cases, exceeded for the 2020 performance year.

The table below shows the 2020 target annual bonus for each named executive officer and the actual bonuses earned by each named executive officer. Individual executive and CEO bonuses were determined by the individual performance rating recommended to the Board by our CEO for all executive officers other than our CEO, and determined by the Compensation Committee for our CEO. The Compensation Committee also considered our financial results and the achievement of our strategic corporate goals for 2020. The CEO’s actual bonus was determined by our Board after considering our financial and strategic milestone performances, and after a review of the CEO’s performance by the Compensation Committee.

Name	Target Percentage	Target Amount	Actual Amount
Samantha (Ying) Du	70%	$488,054.70		$683,060.00
Billy Cho	40%	$169,744.00		$203,692.80
Tao Fu	45%	$206,550.00		$185,895.00
F. Ty Edmondson	40%	$204,000.00		$244,800.00
Alan Sandler (1)	50%	N/A	$	N/A

(1)	Dr. Sandler is not eligible to receive a 2020 bonus payment as a result of his commencement of employment with the Company in December 2020.

Equity Incentive Compensation

Prior to 2021, we did not have an established annual equity grant program. We relied on initial new-hire grants that vest over a period of five years as the equity component of our executive compensation packages. The equity incentive awards granted during 2020 to our named executive officers are set forth in the table below:

Name	Number of Shares Subject to Option Award	Grant Date Fair Value ($)	Exercise Price per Share	Number of Shares Subject to RSU Award	Grant Date Fair Value ($)
Samantha (Ying) Du	250,000	$7,160,000	$44.94	—	$—
Billy Cho	30,000	$859,200	$44.94	—	$—
Tao Fu	—	$—	$—	—	$—
F. Ty Edmondson	37,750	$1,970,173	$82.50	24,250	$2,000,625
Alan Bart Sandler	47,000	$3,250,990	$108.93	30,000	$3,267,900

In determining the annual equity incentive compensation (“EIC”) target grant value for each executive officer, our Compensation Committee considered the EIC awards granted to executive officers of our peer group companies and, in certain circumstances, broader market data, and also reviewed the total target direct compensation of our named executive officers against that of named executive officers of our peer group companies and broader market data. In general, EIC awards constitute the largest component of our executive compensation program in order to better align the interests of our executives with those of our shareholders.

In 2021, we established an annual equity incentive grant program. Due to the establishment of this program, the EIC awards granted to our named executive officers during 2020, or years prior, are not indicative of the grants that we expect to make during 2021 or in subsequent years. Beginning in 2021, our Compensation Committee will determine the annual EIC target grant value for each named executive officer by evaluating an executive’s individual performance, potential future contributions, and market competitiveness using peer group and the other data described above as well as other factors determined to be appropriate by our Compensation Committee. All annual EIC awards granted to our named executive officers are designed to reward long-term Company performance.

EIC grants are made following the completion of our internal performance reviews of our executive officers as well as our external market review of the equity practices of our peer group and the broader market. We have generally made our annual EIC grants in mid-to-late March of each year following our annual earnings release.

We grant EIC awards as a combination of both time-based share options and restricted share unit (RSU) awards. The RSU grants to-date have had a five-year vesting schedule.

We have awarded annual equity grants to Dr. Du and Mr. Cho as well as new-hire grants to Dr. Sandler and Mr. Edmondson.

Employment Agreements

We have entered into employment agreements with each of our named executive officers that govern the terms and conditions of their service relationship with us, including the compensation and benefits to which they are entitled. Dr. Du is employed by Zai Lab Limited, pursuant to an amended and restated employment agreement that became effective December 1, 2018. Dr. Du also is a party to an employment agreement with Zai Lab (Shanghai) Co., Ltd. In addition, Dr. Du has entered into an agreement with our U.S. subsidiary, Zai Lab (US) LLC, pursuant to which a portion of her base salary is paid by Zai Lab (US) LLC based on the level of services that she provides to this entity. Mr. Cho is employed by Zai Lab (Hong Kong) Limited pursuant to an amended and restated employment agreement dated March 22, 2019, and Dr. Fu is employed by Zai Lab (US) LLC pursuant to an amended and restated employment agreement that became effective on January 25, 2019.

In 2020, we entered into employment agreements with Mr. Edmondson and Dr. Sandler, each of whom is employed by Zai Lab (US) LLC pursuant to agreements that became effective on August 15, 2020 and December 1, 2020, respectively. In addition to setting forth the general terms and conditions of their employment with us, including base salary and target bonus levels, the agreements with Mr. Edmondson and Dr. Sandler also specify the amount of the initial equity grants awarded to these executives, as detailed above, and establish a target grant date fair value of $1.5 million with respect to subsequent annual equity grants. These future equity awards are to be made in the form of share options and RSUs, as determined by our Compensation Committee.

Under his 2020 employment agreement, Dr. Sandler is also eligible to receive a sign-on bonus in the amount of $800,000, the first $500,000 of which was paid on December 31, 2020. The remaining $300,000 will be payable on December 1, 2021, subject to Dr. Sandler’s continuous employment with the Company on the payment date. The amount of Dr. Sandler’s sign-on bonus was intended to compensate him for the value of the equity and bonus awards that he forfeited in connection with terminating his prior employment. If Dr. Sandler’s employment is terminated by the Company for cause within the three-year period following December 1, 2020, he is required to repay the full amount of the sign-on bonus within thirty days following the date of termination. In the event that Dr. Sandler resigns from the Company prior to the third anniversary of December 1, 2020, he is required to repay to the Company a prorated portion of the sign-on bonus based on the number of full and partial months remaining in such three-year period as of the date of such termination of employment.

Each of our named executive officers is afforded severance protection through his or her employment agreement. These severance protections are described in more detail below under “Potential Payments Upon Termination or Change in Control.”

Other Benefits and Perquisites

We provide standard group health and welfare benefits, including medical, life, and disability insurance to our employees located in the United States, including our named executive officers, as applicable. We also provide benefits required by statute to our employees, including our named executive officers, located outside of the United States. In addition, Drs. Du and Sandler and Messrs. Fu and Edmondson participate in our tax-qualified 401(k) plan, a broad-based, defined contribution retirement plan in which all of our employees who are United States taxpayers and who meet certain age and service requirements are eligible to participate. We make a matching contribution equal to 50% of the first 5% of the employee’s elective contributions under the plan, up to 2.5% of an employee’s eligible compensation. We also provide required Mandatory Provident Fund payments for our employees located in Hong Kong, including our named executive officers, as applicable. The annual value of the contributions to our retirement plan for 2020 for each NEO is reflected in the “All Other Compensation” column of the Summary Compensation Table below. We do not maintain a defined benefit pension plan or supplemental executive retirement plan.

During fiscal year 2020, we did not provide our named executive officers with any perquisites.

CEO to Median Employee Pay Ratio

We determined that the 2020 annual total compensation of the median of all our employees who were employed as of December 31, 2020, other than our CEO, Samantha (Ying) Du, was $59,025. Dr. Du’s 2020 annual total compensation was $8,536,036, and the ratio of these amounts was 1 to 145.

To identify the median compensated employee, we used cash compensation consisting of base salary paid with respect to 2020 (annualized for those individuals who were not employed for the full year), annual bonus or incentives paid with respect to 2020, and the grant date fair value of any equity granted in 2020. We then identified the employee closest to the median that had been employed for the full year to serve as our median compensation individual for purposes of this analysis.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Share Ownership Guidelines

On April 1, 2021, we adopted share ownership guidelines for our executive officers to strengthen and reinforce the link our compensation programs create between our executives and our shareholders. A summary of our share ownership guidelines is set forth below.

Level	Number of Shares Equal in Value to:
CEO	6x base salary
Section 16 Officers	2x base salary

Executive officers have five years from their initial appointment to meet this requirement. Only shares beneficially owned which are vested are credited toward the share ownership requirement. Shares underlying unvested options or RSUs are not included in the calculation. All of our executive officers currently meet the share ownership requirement or are still within the five-year period to meet such requirement. Once the level of share ownership satisfies the applicable guideline, ownership of the guideline amount is expected to be maintained for as long as the individual is subject to this Policy. Future declines in share price will not affect the covered person’s compliance with this Policy as long as the covered person holds the number of shares he or she had at the time he or she achieved the required ownership level.

Policies on Clawback and Recovery of Compensation

We do not currently have a formal policy that provides us with the right to recover amounts paid on the basis of financial results that are subsequently restated. Under the provisions of the Sarbanes-Oxley Act, the chief executive officer and chief financial officer of a public company may be required to forfeit certain equity- or incentive-based compensation in the event of an accounting restatement due to the material noncompliance of the issuer, as a result of misconduct, with respect to one or more reporting requirements under the securities laws. These Sarbanes-Oxley requirements would be enforced as a matter of law if the circumstances arose that warranted it.

Hedging and Pledging Prohibitions

In November 2020, we adopted an Amended and Restated Insider Trading Material Non-Public Information Policy which prohibits our executive officers from engaging in pledging or hedging transactions with respect to our shares.

Compensation Risk Management

Our Compensation Committee has reviewed our compensation policies and practices and does not believe that these policies and practices create risks that are reasonably likely to have a material adverse effect on us.

Tax and Accounting Treatment

The Compensation Committee believes that shareholder interests are best served if the Committee retains the discretion to approve compensation arrangements that support our corporate objectives, even if an arrangement does not qualify for full or partial tax deductibility under U.S. or other tax law or results in adverse accounting consequences to the Company.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that such section be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 1, 2021.

THE COMPENSATION COMMITTEE
Peter Wirth (Chair)
Leon O. Moulder, Jr.
Nisa Leung

COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the compensation paid to, received by, or earned during each of the fiscal years set forth below by our named executive officers:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Ying (Samantha) Du, Chairwoman and Chief Executive Officer	2020	$688,921	—	—	$7,160,000	$683,060	$4,055	$8,536,036
	2019	$656,115	—	—	$7,569,000	$650,740	$1,338	$8,877,194
	2018	$638,206	—	—	$4,833,500	$619,752	—	$6,091,458
Billy Cho, Chief Financial Officer	2020	$421,270	—	—	$859,200	$203,693	—	$1,484,163
	2019	$409,000	—	—	—	$164,800	—	$573,800
	2018	$300,000	$300,000	$2,184,000	$5,784,000	$133,699	—	$8,701,699
Tao Fu, President and Chief Operating Officer	2020	$456,750	—	—	—	$185,895	$7,125	$649,770
	2019	$450,000	$300,000	—	—	$202,500	$7,000	$959,500
	2018	$98,437	—	$4,049,375	$6,275,000	$65,910	$940	$10,489,663
Ty Edmondson, Chief Legal Officer	2020	$192,262	—	$2,000,625	$1,970,173	$244,800	$1,068	$4,408,928
Alan Bart Sandler, President, Head of Global Development, Oncology	2020	$45,000	$500,000	$3,267,900	$3,250,990	—	—	$7,063,890

(1)	Reflects the sign-on bonus awarded to the applicable named executive officer in connection with his commencement of employment.
(2)

Reflects the aggregate grant date fair value of restricted share awards, restricted share unit awards and stock options granted during the applicable fiscal year, computed in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. The underlying valuation assumptions for equity awards granted during 2020 are further discussed in Note 17 to our audited financial statements filed with our Annual Report on Form 10-K for 2020.

(3)	Reflects amounts earned by each of the named executive officers under our annual bonus plan for the applicable fiscal year.
(4)	Reflects the value of company matching contributions to the Zai Lab US 401(k) Plan.

Grants of Plan-Based Awards

The following table reports potential payouts for awards made under our annual cash bonus plan, stock options and restricted share units awards, in each case that were granted during 2020 to our named executive officers:

Name and Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards($) (1)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Under- lying Options(#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards($)(2)
		Threshold	Target	Maximum
Ying (Samantha) Du
Annual Bonus	—	—	$488,055	—	—	—	—	—
Stock Options	3/12/2020	—	—	—	—	250,000	$44.94	$7,160,000
Billy Cho
Annual Bonus	—	—	$169,744	—	—	—	—	—
Stock Options	3/12/2020	—	—	—	—	30,000	$44.94	$859,200
Tao Fu
Annual Bonus	—	—	$206,550	—	—	—	—	—
Ty Edmondson
Annual Bonus	—	—	$204,000	—	—	—	—	—
Stock Options	8/17/2020	—	—	—	—	37,750	$82.50	$1,970,173
Restricted Share Units	8/17/2020	—	—	—	24,250	—	—	$2,000,625
Alan Bart Sandler
Annual Bonus	—	—	—	—	—	—	—	—
Stock Options	12/1/2020	—	—	—	—	47,000	$108.93	$3,250,990
Restricted Share Units	12/1/2020	—	—	—	30,000	—	—	$3,267,900

(1)

Non-Equity Incentive Plan amounts above reflect short-term cash incentive opportunities granted under our annual bonus plan, which is discussed in more detail in “Compensation Discussion & Analysis–Annual Incentive Awards.” Actual amounts earned by each of the named executive officers under our annual bonus plan for 2020 are disclosed above in the Summary Compensation Table.

(2)

Amounts reflect the aggregate grant date fair value of restricted share unit awards and stock options granted during 2020, computed in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. The underlying valuation assumptions for equity awards granted during 2020 are further discussed in Note 17 to our audited financial statements filed with our Annual Report on Form 10-K for 2020.

Each of our named executive officers has entered into an employment agreement that governs the terms and conditions of their service relationship with us, including the compensation and benefits to which they are entitled. Among other items, the employment agreements set out the annual bonus targets, as a percentage of base salary, for each of our named executive officers. Please see “Compensation Discussion & Analysis–Annual Incentive Awards” above for the 2020 bonus targets applicable to our named executive officers. The employment agreements with Mr. Edmondson and Dr. Sandler also specify the amount of the initial equity grants awarded to these executives, as set forth in the table above.

Outstanding Equity Awards at December 31, 2020

The following table provides information on the outstanding stock option and restricted share awards held as of December 31, 2020 by our named executive officers:

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable(1)		Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#) (3)	Market value of shares of units of stock that have not vested ($)(4)
Ying (Samantha) Du	1,555,832	(2)	—	$0.60	10/21/2025
	483,500		120,876	$1.20	3/8/2026
	737,744		184,440	$1.74	8/24/2026
	140,000		210,000	$20.90	3/27/2028
	60,000		240,000	$38.93	3/7/2029
	—		250,000	$44.94	3/11/2030
Billy Cho	130,000		240,000	$21.84	3/1/2028
	—		30,000	$44.94	3/11/2030
						60,000	$8,120,400
Tao Fu	200,000		300,000	$18.92	9/23/2028
						120,000	$16,240,800
Ty Edmondson	—		37,750	$82.50	8/16/2030
						24,250	$3,281,995
Alan Bart Sandler	—		47,000	$108.93	11/30/2030
						30,000	$4,060,200

(1)

Unless otherwise noted, all option awards have a maximum term of ten years from the grant date and vest in equal annual installments over five years, beginning on the first anniversary of the grant date, subject to the executive remaining in continuous service with us on each such vesting date.

(2)

Option has a maximum term of ten years from the grant date and vested as to 20% of the number of shares subject to the option on the first anniversary of the date of grant, with the remaining portion of the award vesting over 48 months in equal monthly installments.

(3)

Restricted share awards and restricted share unit awards vest in equal annual installments over five years, beginning on the first anniversary of the grant date, subject to the executive remaining in continuous service with us on each such vesting date.

(4)	Market values reflect the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2020, which was $135.34.

Options Exercised and Shares Vested During 2020

The following table provides information relating to stock option exercises and stock award vesting for our named executive officers during the year ended December 31, 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Ying (Samantha) Du	400,000	$31,840,676	—	—
Billy Cho	30,000	$1,554,045	20,000	$1,124,600
Tao Fu	—	—	48,334	$3,745,436
Ty Edmondson	—	—	—	—
Alan Bart Sandler	—	—	—	—

(1)	Represents the stock price on the Nasdaq Global Select Market at exercise minus the stock option exercise price multiplied by the number of shares acquired on exercise.
(2)

Represents the fair market value of the shares on the vesting date, calculated as the closing stock price on the Nasdaq Global Select Market on the vesting date (or the previous business day if vesting occurred during a weekend) multiplied by the number of shares vesting.

Potential Payments Upon Termination or Change of Control

Name	Benefit Type	Termination due to death or disability ($)	Termination without Cause or for Good Reason ($)	Termination without Cause or for Good Reason in connection with a Change of Control ($)
Ying (Samantha) Du	Severance	$58,102	$1,533,886	$2,386,102
	Benefits Continuation	$2,592	$46,651	$46,651
	Value of Equity Acceleration	$110,626,291	$110,626,291	$110,626,291
Billy Cho	Severance	$35,363	$212,180	$594,104
	Benefits Continuation	$465	$2,792	$5,584
	Value of Equity Acceleration	N/A	N/A	$38,072,400
Tao Fu	Severance	$38,250	$665,550	$665,550
	Benefits Continuation	$104	$1,245	$1,245
	Value of Equity Acceleration	N/A	N/A	$51,166,800
Ty Edmondson	Severance	$42,500	$587,475	$714,975
	Benefits Continuation	$3,367	$40,405	$50,506
	Value of Equity Acceleration	N/A	$5,276,705	$5,276,705

		* Death only. Disability termination is treated the same as termination without cause.
Alan Bart Sandler	Severance	$45,000	$562,869	$562,869
	Benefits Continuation	$3,374	$40,492	$40,492
	Value of Equity Acceleration	N/A	N/A	$5,301,470

Each of our named executive officers is entitled to receive certain benefits upon a qualifying termination of employment, including following a change in control of the Company, or in the event of a termination of employment due to the executive’s death or disability, in each case as described below.

Under the terms of their respective employment agreements, in the event of a termination of employment, each of our named executive officers will be entitled to receive any accrued but unpaid base salary, reimbursement for unpaid business expenses incurred prior to termination and any additional compensation as may be expressly required under applicable law, including accrued but unused vacation time (the “Final Compensation”).

In addition to the Final Compensation, upon termination of the named executive officer’s employment by us without “cause” or by the executive for “good reason” (each as defined in the respective employment agreement and collectively, a “qualifying termination”), the named executive officer will be entitled to receive the following severance benefits, subject to the executive’s timely execution of a separation agreement and a general release of claims in a form reasonably satisfactory to the Company: (i) an amount equal to 12 months’ (18 months, in the case of Dr. Du, and for Mr. Cho, six months in the event he experiences a qualifying termination prior to March 2, 2021) base salary and 12 months (18 months, in the case of Dr. Du, and for Mr. Cho, six months in the event he experiences a qualifying termination prior to March 2, 2021) of the Company’s portion of monthly premiums with respect to health, dental and vision coverage or COBRA continuation coverage, as applicable, and in each case payable as salary continuation over the 12 months (18 months, in the case of Dr. Du, and for Mr. Cho, six months in the event he experiences a qualifying termination prior to March 2, 2021) following the effective date of the qualifying termination (collectively, “Base Severance”) and (ii) for each executive other than Mr. Cho, a pro-rated bonus based on the number of days that the executive worked in the year of termination, payable at the same time as bonuses are paid to other senior executives of the Company (the “Pro-Rated Bonus”). In the event of a qualifying termination, Dr. Du and Mr. Edmondson will also receive full accelerated vesting of any then-outstanding unvested stock options, restricted share or other equity awards held by the executive (“Equity Acceleration”).

In the event of a qualifying termination within 12 months following a change in control (a “change in control termination”), in addition to the Final Compensation, the Base Severance and the Equity Acceleration but in lieu of the Pro-Rated Bonus, Dr. Du will receive a payment equal to the sum of (x) six months’ base salary, (y) two times the executive’s target bonus and (z) six months of the Company’s portion of monthly premiums payable immediately prior to the effective date of such termination with respect to health, dental, and vision insurance coverage (the “CiC Payment”). In the event of a change in control termination and in addition to the Final Compensation, Mr. Cho will receive Base Severance over a 12-month period, the Pro-Rated Bonus and the Equity Acceleration; Mr. Fu will receive Base Severance, the Pro-Rated Bonus and the Equity Acceleration; Mr. Edmondson will receive Base Severance over a 15-month period, the Pro-Rated Bonus and the Equity Acceleration; and Dr. Sandler will receive the Base Severance, the Pro-Rated Bonus and the Equity Acceleration.

In addition to the Final Compensation, upon termination of an executive’s employment as a result of her or his death or disability, each executive, other than Mr. Edmondson, will be entitled to receive an amount equal to one months’ base salary and one month of the Company’s portion of monthly premiums with respect to health, dental and vision coverage or COBRA continuation coverage, as applicable. Mr. Edmondson would receive these same benefits in the event of a termination of his employment as a result of his death, but a termination due to his disability would be treated in the same manner as a qualifying termination, as described above. In addition, upon termination of Dr. Du’s employment as a result of her death or disability, she would be entitled to the Equity Acceleration.

DIRECTOR COMPENSATION

For 2020, each member of our Board of Directors who is not an employee of the Company or one of our affiliates, or our non-employee directors, were entitled to the following compensation under our non-employee director compensation policy:

•	Annual cash retainer of $50,000 for each non-employee director;

•	Additional annual cash retainer of $20,000 for the Audit Committee chair;

•	Additional annual cash retainer of $10,000 for each Audit Committee member;

•	Additional annual cash retainer of $15,000 for the Compensation Committee chair;

•	Additional annual cash retainer of $7,500 for each Compensation Committee member;

•	Additional annual cash retainer of $10,000 for the Nominating Committee chair;

•	Additional annual cash retainer of $5,000 for each Nominating Committee member; and

•	An annual grant of restricted shares under our 2017 Equity Plan.

Our non-employee director compensation policy provides that each non-employee director will receive an annual grant of 10,000 restricted shares (subject to a maximum grant date fair value limitation of $500,000 per year), which vests in full on the first anniversary of the date of grant, subject to continued service as a member of our board of directors through such date. In 2020, each non-employee director received a grant of 10,000 restricted shares under our 2017 Equity Incentive Plan which vested on January 1, 2021. In 2021, the maximum grant date fair value limitation of $500,000 reduced the number of shares of restricted stock granted to each non-employee director under our 2017 Equity Incentive Plan to 3,852 restricted shares, which will vest on January 1, 2022, subject to continued service as a member of our board of directors through such date.

Our non-employee directors are also reimbursed by the Company for reasonable and customary expenses incurred in connection with attendance at board of director and committee meetings, in accordance with the Company’s policies as in effect from time to time. Dr. Du, Ms. Leung and, following the commencement of his employment with the Company, Mr. Fu do not receive separate compensation for their service as directors.

The following table provides information concerning compensation for our non-employee directors for 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	All Other Compensation ($)	Total ($)
Kai-Xian Chen	$50,625	$415,900	$—	$466,525
John Diekman	$75,000	$415,900	$—	$490,900
Nisa Leung	$—	$—	$—	$—
William Lis	$60,000	$415,900	$—	$475,900
Leon Moulder, Jr.	$65,274	$435,200	$—	$500,474
Peter Wirth	$65,000	$415,900	$35,000	$515,900

(1)

Reflects the grant date fair value of restricted share awards granted during 2020 in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. The underlying valuation assumptions for equity awards granted during 2020 are further discussed in Note 17 to our audited financial statements filed with our Annual Report on Form 10-K for 2020.

(2)

As of December 31, 2020, our non-employee directors held the following number of shares subject to outstanding restricted share awards: Mr. Chen 10,000 shares; Mr. Diekman 10,000 shares; Ms. Leung no shares; Mr. Lis 10,000 shares; Mr. Moulder 10,000 shares; and Mr. Wirth 10,000 shares.

ADDITIONAL INFORMATION

DELIVERY OF PROXY MATERIALS

The Company may satisfy SEC rules regarding delivery of proxy materials, including this Proxy Statement, by delivering a single set of proxy materials to an address shared by two or more Company shareholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder at a shared address to which a single copy of the proxy materials was delivered. If you hold ordinary shares as a record shareholder in Hong Kong or Cayman Islands and prefer to receive separate copies of proxy materials either now or in the future, please contact Zai Lab Limited at Building 1, 4/F, Jinchuang Plaza, 4560 Jinke Road, Pudong, Shanghai, China 201210, Attention Corporate Secretary, +86 21 6163 2588 or +1 (786) 250-1886. If you hold ordinary shares in the form of ADSs through Citibank or hold ordinary shares through a brokerage firm or bank and you prefer to receive separate copies of proxy materials either now or in the future, please contact the Depositary, your brokerage firm or bank, as applicable.

Shareholder Communications

Generally, shareholders who have questions or concerns should contact our Investor Relations department at Building 1, 4/F, Jinchuang Plaza, 4560 Jinke Road, Pudong, Shanghai, China 201210. However, shareholders who wish to communicate directly with our Board of Directors, or any individual director, should direct questions in writing to our Chief Legal Officer & Corporate Secretary. Communications addressed in this manner will be forwarded directly to our Board of Directors or named individual director(s).

EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN

AND

PROMPTLY RETURN THE ENCLOSED FORM OF PROXY

ZAI LAB LIMITED

(Stock Code: Nasdaq: ZLAB | HKEX: 9688)

(the “Company”)

FORM OF PROXY

I/We

Please Print Name(s)

of

Please Print Address(es)

being (a) shareholder(s) of the Company, hereby appoint the Chairwoman of the meeting and F. Ty Edmondson, or either of them, or of
Please Print Name		Please Print Address

as my/our proxies and attorneys-in-fact to vote all of my/our ordinary shares or                  ordinary shares for me/us and on my/our behalf at the annual general meeting of the shareholders of the Company (the “Annual Meeting“) to be held on June 24, 2021 at 8:00 p.m. (China Standard Time) / 8:00 a.m. (Eastern Daylight Time), at Building 1, 4/F, Denali Room, Jinchuang Plaza, 4560 Jinke Road Shanghai, China 201210, and at any adjournment of the Annual Meeting.

The Board of Directors of the Company (the “Board of Directors”) recommends a vote FOR resolutions 1 to 4.

My/Our proxy is instructed to vote on the resolutions specified below:

	For	Against	Abstain
Resolution 1 — Special Resolution THAT, the Current Articles be and is hereby amended and restated to provide for annual election of directors.	☐	☐	☐
Resolution 2 — Special Resolution THAT, the Current Articles be and is hereby amended and restated to reflect changes required or recommended by the HKEx.	☐	☐	☐

Resolution 3 — Special Resolution

THAT, conditional upon the approval of special resolutions 1 and 2, the Current Articles be amended, restated and replaced in their entirety by the Fifth Amended and Restated Articles of Association in the form attached hereto as Exhibit A.

	☐	☐	☐

Resolution 4 — Ordinary Resolution

THAT the appointment of Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu as the Company’s independent registered public accounting firms for the fiscal year ending December 31, 2021 be and is hereby ratified and confirmed.

	☐	☐	☐

Please tick to indicate your voting preference. This proxy, when properly executed, will be voted in the manner directed herein. If you do not complete this section, your proxy will: (i) vote in the manner recommended by the Board of Directors on the above matters presented in the proxy statement (the “Proxy Statement”) dated on or about April 30, 2021 provided with this form of proxy; and (ii) vote or abstain at his/her discretion with respect to any other matters properly presented at the Annual Meeting.

Signed:	Date:	2021

Name:

NOTES

1.

This proxy is solicited by the Board of Directors. A proxy need not be a shareholder of the Company. A member may appoint a proxy of his/her own choice. If you wish to appoint someone else, please delete the words “the Chairwoman of the meeting and F. Ty Edmondson, or either of them, or” and insert the name of the person whom you wish to appoint in the space provided. The Chairwoman of the meeting or F. Ty Edmondson will act as your proxy, whether or not such deletion is made, if no other name is inserted. If you wish to vote less than all of the ordinary shares held by you, please delete the words “all of my/our ordinary shares” and insert the number of the ordinary shares that you wish to vote. If you wish to use less than all your votes, or to cast some of your votes “FOR” and some of your votes “AGAINST” a particular resolution and some of your votes “ABSTAIN” from voting on a particular resolution, you must write the number of votes in the relevant box(es).

2.

If this form is returned without an indication as to how the proxy shall vote, the proxy will (i) vote in the manner recommended by the Board of Directors on the above matters presented in the Proxy Statement and (ii) vote or abstain at his/her discretion with respect to any other matters properly presented at the Annual Meeting.

3.

If you mark the box “abstain,” it will mean that your proxy will abstain from voting and, accordingly, your vote will not be counted either for or against the relevant resolution. Abstentions will be counted for the purpose of determining the presence or absence of a quorum.

4.

This form of proxy is for use by shareholders only. If the appointor is a corporate entity, this form of proxy must either be under its seal or under the hand of an officer or attorney duly authorized for that purpose.

5.

To be valid, this form must be properly executed, dated and lodged (together with a duly signed and dated power of attorney or other authority (if any) under which it is executed (or a notarized certified copy of such power of attorney or other authority)) Shareholders of record of our ordinary shares registered on our Hong Kong register or Cayman Islands register as of the record date must submit their proxy through www.proxyvote.com no later than 11:59 p.m. (Eastern Daylight Time) on June 21, 2021 or if you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 18, 2021, to be voted at the Annual Meeting.

6.	Any alterations made to this form must be initialed by you.

7.	You may revoke a previously submitted proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy through the Internet.

•

You may send a timely written notice that you are revoking your proxy to Zai Lab Limited, Building 1, 4/F, Jinchuang Plaza, 4560 Jinke Road, Pudong, Shanghai, China 201210, Attention: Corporate Secretary.

•	You may attend the Annual Meeting and vote electronically. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or Internet proxy is the one that is counted.

8.

The completion and return of this form will not prevent you from attending the Annual Meeting and voting in person or virtually should you so wish, although attendance at the Annual Meeting will not in and of itself revoke this proxy.

9.

In the case of joint holders, signature of any one holder will be sufficient, but the names of all the joint holders should be stated. The vote of the senior holder (according to the order in which the names stand in the register of members in respect of the holding) who tenders a vote in person, virtually or by proxy will be accepted to the exclusion of the vote(s) of the other joint holder(s).

PERSONAL INFORMATION COLLECTION STATEMENT

Your supply of your and your proxy’s (or proxies’) name(s) and address(es) is on a voluntary basis for the purpose of processing your request for the appointment of a proxy (or proxies) and your voting instructions for the Annual Meeting of the Company (the “Purposes”). We may transfer your and your proxy’s (or proxies’) name(s) and address(es) to our agent, contractor, or third party service provider who provides administrative, computer and other services to us for use in connection with the Purposes and to such parties who are authorized by law to request the information or are otherwise relevant for the Purposes and need to receive the information. Your and your proxy’s (or proxies’) name(s) and address(es) will be retained for such period as may be necessary to fulfil the Purposes. Request for access to and/or correction of the relevant personal data can be made in accordance with the provisions of the Personal Data (Privacy) Ordinance and any such request should be in writing by mail to Zai Lab Limited, Building 1, 4/F, Jinchuang Plaza, 4560 Jinke Road, Pudong, Shanghai, China 201210, Attention: Chief Legal Officer & Corporate Secretary.